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                         Noteholder Completion Guaranty


                     GUARANTY OF PERFORMANCE AND COMPLETION

      THIS GUARANTY OF PERFORMANCE AND COMPLETION, dated as of February 26, 1998 is made by LONDON CLUBS INTERNATIONAL PLC, a company registered in England and Wales under company number 2862479 ("London Clubs"), THE TRUST UNDER ARTICLE SIXTH U/W/O SIGMUND SOMMER (the "Trust") and ALADDIN BAZAAR HOLDINGS, LLC, a Nevada limited liability company ("ABH"; ABH, the Trust and London Clubs are individually called a "Guarantor" and collectively called the "Guarantors"), in favor of State Street Bank and Trust Company (the "Discount Note Indenture Trustee"), for the benefit of the Noteholders (as defined below).

                                   WITNESSETH:

            WHEREAS, the Discount Note Indenture Trustee, Aladdin Gaming Holdings, LLC ("Holdings") and Aladdin Capital Corp. ("Capital," and together with Holdings, collectively, the "Note Issuers") have entered into an indenture (the "Indenture") dated as of even date herewith; and

            WHEREAS, certain Discount Notes will be issued pursuant to the Indenture; and

            WHEREAS, pursuant to that certain credit agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Aladdin Gaming, LLC, a Nevada limited liability company (the "Borrower"), the various lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and The Bank of Nova Scotia ("Scotiabank") as the Administrative Agent for the Lenders, Merrill Lynch Capital Corporation ("Merrill Lynch") as the Syndication Agent for the Lenders, CIBC Oppenheimer Corp. as the Documentation Agent for the Lenders, and Scotiabank and Merrill Lynch as Arrangers, the Lenders have extended Commitments to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower; and

            WHEREAS, the proceeds from the issuance of the Discount Notes and the Loans are to be advanced to the Borrower pursuant to the terms of that certain Disbursement Agreement dated of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Disbursement Agreement") among the Borrower, Holdings, Scotiabank, as the Administrative Agent, the Discount Note Indenture Trustee and Scotiabank, as the Disbursement Agent and the initial Securities Intermediary and U.S. Bank National Association as the Servicing Agent; and


            WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, the Guarantors are required to execute and deliver a Guaranty of Performance and Completion dated as of even date herewith (the "Completion Guaranty") in favor of each of the

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Administrative Agent and the Lenders and certain subsidiaries of London Clubs
(the "Subsidiary Guarantors") have agreed to guarantee fully and unconditionally the payment of London Clubs' obligations under the Completion Guaranty pursuant to a separate guaranty agreement of even date herewith (the "Subsidiary Bank Guaranty"; together with the Completion Guaranty, collectively, the "Bank Guaranty"); and

            WHEREAS, as a condition precedent to the effectiveness of the Indenture and the issuance of the Discount Notes, the Guarantors are required to execute and deliver this Guaranty of Performance and Completion and the Subsidiary Guarantors have agreed to guarantee fully and unconditionally the payment of London Clubs' obligations under this Guaranty of Performance and Completion pursuant to a separate guaranty agreement of even date herewith (the "Subsidiary Guaranty"; together with this Guaranty of Performance and Completion, this "Noteholder Completion Guaranty"); and

            WHEREAS, the Guarantors have duly authorized the execution, delivery and performance of this Guaranty of Performance and Completion and the Subsidiary Guarantors have duly authorized the execution, delivery and performance of the Subsidiary Guaranty; and

            WHEREAS, it is in the best interests of the Guarantors to execute this Guaranty of Performance and Completion and the Subsidiary Guarantors to execute the Subsidiary Guaranty inasmuch as the Guarantors and the Subsidiary Guarantors will derive substantial direct and indirect benefits from the issuance of the Discount Notes.

            NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Discount Note Indenture Trustee to enter into the Indenture, the Guarantors agree, for the benefit of the Discount Note Indenture Trustee (for the benefit of the Noteholders), as follows:

1. Definitions. Capitalized terms not otherwise defined in this Noteholder Completion Guaranty shall have the meanings set forth in Appendix A hereto. As used herein, the following terms shall have the meanings set forth below.

      "Additional Amounts" is defined in Section 15(a)(iii).

      "Approved Plans and Specifications" shall mean "Plans and Specifications."

      "Bank Guaranty" is defined in the eighth recital.

      "Bankruptcy Code" shall mean Title 11 of the United States Code as amended from time to time.

      "Consolidated Intangibles" means, at a particular date, all assets of a Guarantor and its consolidated Subsidiaries, determined on a consolidated basis, that would, in conformity


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      with GAAP, as applicable, be classified as intangible assets, including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the fair market value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and, from and after March 30, 1997, the amount of all write-ups in the book value of assets resulting from any revaluation thereof.

      "Consolidated Tangible Assets" means, at a particular date, the amount equal to (a) the amount which would be included as assets on the consolidated balance sheet of a Guarantor and its consolidated Subsidiaries as at such date in accordance with GAAP, minus (b) Consolidated Intangibles.

      "Construction Benchmark Schedule" means the schedule attached hereto as
      Schedule 7.

      "Credit Agreement" is defined in the sixth recital.

      "Dormant Subsidiary" means any Subsidiary of a Guarantor which has no operating assets or property and conducts no business.

      "Enforcement Costs" means all reasonable out-of-pocket costs and expenses of the Discount Note Indenture Trustee in connection with the enforcement of the rights and remedies of the Discount Note Indenture Trustee under this Noteholder Completion Guaranty and any amendment, waiver or consent relating hereto including, without limitation, reasonable attorneys' fees and costs and expenses, court costs and filing fees in addition to all other amounts due hereunder whether or not such Enforcement Costs are incurred in one or more proceedings.

      "Funding Cessation" means any time that funds are unavailable to the Borrower (from any source whatsoever) to fund draws under the Credit Agreement in an amount equal to 75% of the draw request in question or the Construction Consultant fails to deliver the On Schedule Certificate as contemplated by the Construction Consultant Engagement Agreement and the Disbursement Agreement.

      "GAAP" means the generally accepted accounting principles as in effect from time to time in the United Kingdom with respect to London Clubs and in the United States with respect to the other Guarantors, as the case may be.

      "Guaranteed Obligations" means the obligations of the Guarantors under
      Section 2.

      "Guarantor" is defined in the preamble.

      "Guaranty Deposit Account" is defined in Section 4(a).


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      "Indenture" is defined in the first recital.

      "Insolvency Proceeding" means any case or proceeding, voluntary or involuntary, under the Bankruptcy Code, or any similar existing or future law of any jurisdiction, foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors.

      "Leases" means, collectively, all agreements relating to the use, occupancy and possession of space with respect to the Main Project entered into by the Borrower and a tenant from time to time.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of a Guarantor and its Subsidiaries taken as a whole.

      "Material Subsidiary" means each of the Subsidiaries of London Clubs that are party to that certain Subsidiary Guaranty dated as of June 30, 1997 guaranteeing the obligations of London Clubs under the Note Agreements. Each Material Subsidiary of London Clubs as of the date hereof is listed on Schedule 1 hereof.

      "Minimum Aladdin Facilities" has the meaning ascribed to it in the Indenture.

      "Note Agreements" means the several identical Note Purchase Agreements dated as of June 30, 1997 among London Clubs and the purchasers named therein relating to London Clubs' $50,000,000 aggregate principal amount of 7.74% Guaranteed Senior Notes due 2004 and as the same may be modified by amendments that would not, in the aggregate, have the effect of making London Clubs' obligations thereunder materially more onerous (it being understood and agreed that any amendment, supplement or modification that increases the amount of the obligations of London Clubs thereunder shall be deemed material).

      "Noteholder Completion Guaranty" is defined in the ninth recital

      "Noteholders" means the holders of the Discount Notes.

      "NRS" is defined in Section 4(a).

      "Operating Deadline" means the date which is 28 months following the Effective Date, provided, that if a Force Majeure Event occurs, the Operating Deadline shall be extended for the amount of time such Force Majeure Event exists but in no event shall the Operating Deadline be extended past the date which is 40 months after the Effective Date.

      "Release Date" is defined in Section 3(a)(ii).


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      "Subsidiary Bank Guaranty" is defined in the eighth recital.

      "Subsidiary Guarantors" is defined in the eighth recital.

      "Subsidiary Guaranty" is defined in the ninth recital.

      "Taxes" is defined in Section 15(a).

      "Tax Refund" is defined in Section 15(c).

      "Trigger Days" means

            (i) an aggregate of 60 calendar days during any period in which the Lenders have disbursed more than $1 and up to and including $35.0 million of the Commitments to the Borrower;

            (ii) an aggregate of 90 calendar days during any period in which the Lenders have disbursed more than $35.0 million and up to and including $70.0 million of the Commitments to the Borrower;

            (iii) an aggregate of 120 calendar days during any period in which the Lenders have disbursed more than $70.0 million and up to and including $110.0 million of the Commitments to the Borrower; and

            (iv) an aggregate of 180 calendar days during any period in which the Lenders have disbursed more than $110.0 million of the Commitments to the Borrower.

2. Guaranty of Completion and Performance. The Guarantors, jointly and severally, absolutely, unconditionally and irrevocably, on the terms and subject to the conditions set forth herein, covenant and guarantee to the Discount Note Indenture Trustee (for the benefit of the Noteholders) and covenants and agrees to make any and all payments to or on behalf of the Borrower as may be necessary in order to permit and assure that:

            (i) the Borrower shall (A) prosecute the Work and the construction of the Main Project to Final Completion with due diligence and continuity, in an expeditious and first-class workmanlike manner,
            (B) cause the Work and the construction of the Main Project to be performed and the Main Project to be constructed, equipped and completed in compliance with the Plans and Specifications in all material respects and in compliance in all material respects with the provisions of the Reciprocal Easement Agreement, the Site Work Agreement, all Environmental Laws and all Legal Requirements, and
            (C) correct or cause to be corrected as soon as possible any material defect in the Main Project and the


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            Work (including, without limitation, any material defect in workmanship or quality of construction or materials) or any material departure or variation from the Final Plans and Specifications, the requirements of the Reciprocal Easement Agreement and/or the Site Work Agreement not made pursuant to Change Orders approved in writing by the Construction Consultant and the Administrative Agent in accordance with the Credit Agreement and the Disbursement Agreement; and

            (ii) the Borrower shall punctually pay, discharge and/or contribute, as appropriate, (A) any and all costs, expenses and liabilities incurred by the Borrower for or in connection with the Final Completion of the Work and the Main Project, (B) all claims and demands for labor, materials and services incurred by the Borrower for or in connection with the Final Completion of the Work and the Main Project which are or may become due and payable, or, if unpaid, are or may become Liens on the portion of the Site or any portion thereof owned by the Borrower, (C) all payments to be made for work to be performed by the Borrower under Leases or under the Reciprocal Easement Agreement or the Site Work Agreement for Tenant Improvements, (D) Impositions and premiums for insurance prior to the Final Completion of the Work, (E) all amounts which the Borrower may be required to pay from time to time in order to keep the Main Project Budget In Balance, and (F) all amounts needed to cause the Work to be performed within the Construction Benchmark Schedule; and

            (iii) the Borrower shall perform the Work and complete construction of the required Minimum Aladdin Facilities on schedule and in accordance with the Plans and Specifications Lien-free other than Permitted Liens and the portion of the Site owned by the Borrower shall be and remain free and clear of all Liens arising from the furnishing of materials, labor or services for or in connection with the performance of the Work and the Main Project; and

            (iv) the Borrower shall provide the expertise necessary to supervise performance of the Main Project and the Final Completion of Work at no cost to the Discount Note Indenture Trustee; and

            (v) in the event the Guarantors hereunder shall fail or refuse to pay or perform the Guaranteed Obligations under this Noteholder Completion Guaranty, the Discount Note Indenture Trustee (in addition to any other rights and remedies afforded by applicable law) may pay or perform or cause the payment and performance of the Guaranteed Obligations on behalf of the Guarantors hereunder in which case the Guarantors, upon demand by the Discount Note Indenture Trustee, shall pay any and all costs, expenses and liabilities for such costs and expenses in connection with the performance of the Final Completion of the Main Project, or cause any Lien in connection with the Final Completion thereof or any claim or demand for the payment of the cost of the Final Completion of the main Project to be bonded,


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            discharged, released or paid, and shall reimburse the Discount Note
            Indenture Trustee for all sums paid and all costs, expenses or liabilities incurred by the Discount Note Indenture Trustee in connection therewith; and

            (vi) the Guarantors shall pay the Enforcement Costs.

3. Restrictions on Exercise of Rights and Remedies by the Discount Note Indenture Trustee.

      (a) Except as expressly set forth in this Section 3(a), the Guarantors shall have no obligation to pay and/or perform any of the Guaranteed Obligations and the Discount Note Indenture Trustee covenants and agrees not to demand payment and/or performance of any of the Guaranteed Obligations or exercise any rights, remedies or options under this Noteholder Completion Guaranty or commence any enforcement proceedings hereunder during any period that the Bank Guaranty is in effect and the Guarantors have not been released in writing by the Lenders; provided, however, the Discount Note Indenture Trustee shall be permitted to demand payment and/or performance of the Guaranteed Obligations and exercise all rights, remedies and options and commence enforcement proceedings under this Noteholder Completion Guaranty:

            (i) at any time prior to the date on which any funds have been advanced or disbursed to the Borrower pursuant to the Credit Agreement and the Disbursement Agreement;

            (ii) at any time prior to Completion and, from and after the date (a "Release Date") on which all of the indebtedness evidenced and secured by the Loan Documents has been indefeasibly paid in full and the Lenders have released the Guarantors in writing from their obligations under the Bank Guaranty;

            (iii) at any time after the date on which all of the following events have occurred and are continuing:

                  (A) an event of default under the Bank Guaranty has occurred and is continuing and such event of default has remained uncured for the number of applicable Trigger Days;

                  (B) a Funding Cessation has occurred and is continuing for the aggregate number of applicable Trigger Days set forth in the definition of Trigger Days; provided, however, in no event shall aggregate Funding Cessations exceed 180 days in the aggregate (which shall be extended for the number of days during which a Force Majeure Event and/or an Insolvency Proceeding of the


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                        Borrower which impairs the Lenders directly or
                        indirectly from enforcing the Bank Guaranty has occurred and is continuing, which such extension shall terminate upon the filing by the Lenders of any action against the Guarantors under the Bank Guaranty to enforce the obligations of the Guarantors thereunder which are susceptible of performance notwithstanding such Insolvency Proceeding) in any consecutive 365 day period; and

                  (C) the Work which has been substantially completed in accordance with the Plans and Specifications (as certified by the Construction Consultant) on the date in question has not progressed to the stage of completion set forth for such date (subject to any extensions based upon Force Majeure Events or an Insolvency Proceeding of the Borrower which impairs the Lenders directly or indirectly from enforcing the Bank Guaranty, which such extension shall terminate upon the filing by the Lenders of any action against the Guarantors under the Bank Guaranty to enforce the obligations of the Guarantors thereunder which are susceptible of performance notwithstanding such Insolvency Proceeding) in the Construction Benchmark Schedule.

      (b) Notwithstanding anything to the contrary in this Noteholder Completion Guaranty, performance in all material respects of the obligations of the Guarantors under Section 2 of the Bank Guaranty (as in effect on the date hereof, or as may be amended from time to time so long as in connection with each such amendment the Construction Consultant certifies to the Discount Note Indenture Trustee that, after giving effect to such amendment, (i) the Minimum Aladdin Facilities are still capable of being completed by the Operating Deadline and (ii) the Guarantors have consented to such amendment) shall be deemed to be performance of the Guaranteed Obligations hereunder and performance in all material respects of the Guaranteed Obligations of the Guarantors hereunder shall be deemed to be performance of the corresponding obligations under the Bank Guaranty.

      (c) As a material inducement to the Lenders to consent to the delivery of this Noteholder Completion Guaranty by the Guarantors, the Discount Note Indenture Trustee covenants and agrees that (i) the right of the Discount Note Indenture Trustee to demand payment and/or performance of the Guaranteed Obligations, to exercise any rights, remedies and options and/or to commence enforcement proceedings under this Noteholder Completion Guaranty shall be subject in all events to the delivery of a written notice to the Administrative Agent no later than 10 Business Days prior to the making of such demand for payment and/or performance, exercise of rights, remedies and options, or commencement of


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            enforcement proceedings, as applicable, (ii) the Lenders shall have all rights at law and equity including, without limitation, the right to seek an injunction or other extraordinary remedy to prevent or prohibit the making of any demand for payment and/or performance, exercise of rights, remedies and options, or commencement of enforcement proceedings by the Discount Note Indenture Trustee which is in contravention of Section 3(a), and (iii) this Noteholder Completion Guaranty shall not be amended, modified, and/or amended and restated without the prior written consent of the Administrative Agent in its sole discretion provided that the consent of the Administrative Agent shall not be required in connection with corrective amendments required to be made to this Noteholder Completion Guaranty as and when corresponding amendments are made to the Bank Guaranty.

4. Payment Provisions. Subject to Nevada Gaming Laws (once the Borrower has been licensed), all payments required to be made by the Guarantors pursuant to Section 2 hereof shall be deemed to be capital contributions to Holdings and shall be made subject to the following terms:

      (a) The Guarantors shall make cash payments in the amounts required under Section 2 hereof into an interest-bearing deposit account designated and controlled exclusively by the Discount Note Indenture Trustee (the "Guaranty Deposit Account") in which the Discount Note Indenture Trustee is hereby granted a security interest. The Guaranty Deposit Account is intended to be a "deposit account" for the purposes of Nevada Revised Statutes ("NRS") 40.430.4(g) and
            Section 9301(g) of the California Uniform Commercial Code. Such funds shall be held in the Guaranty Deposit Account as collateral for the Guaranteed Obligations of the Guarantors under this Noteholder Completion Guaranty and shall be applied to payment of the Guaranteed Obligations.

      (b) The cash payments into the Guaranty Deposit Account and the funds therein for the purpose of paying the Guaranteed Obligations under this Noteholder Completion Guaranty shall be free and clear of any third party claims thereto, including any claims by the Borrower as a third party beneficiary under this Noteholder Completion Guaranty. The Guarantors and the Discount Note Indenture Trustee specifically agree that the Borrower is not an intended third party beneficiary to this Noteholder Completion Guaranty and that neither the Borrower nor any other Person which is not party to this Noteholder Completion Guaranty (other than successors and assigns of the Discount Note Indenture Trustee) shall have any rights under this Noteholder Completion Guaranty.

5. Continuation of Guaranty. In the event that Holdings or its subsidiaries are in default under the Indenture or the Noteholders have exercised their acceleration rights thereunder, this Noteholder Completion Guaranty shall remain in full force and effect.


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      Subject to the provisions of Section 11 hereof, upon the indefeasible payment and performance of the Guaranteed Obligations by the Guarantors, this Noteholder Completion Guaranty shall terminate.

6. Proof of Damages. If the Guarantors shall at any time or from time to time fail to perform or comply with any of the Guaranteed Obligations contained herein, then in each such case (i) it shall be assumed conclusively without necessity of proof that such failure by the Guarantors was the sole and direct cause of the Discount Note Indenture Trustee failing to receive such payment when due (to the extent of the failure of the Guarantors to perform the Guaranteed Obligations contained herein) irrespective of any other contributing or intervening cause whatsoever, and (ii) the Guarantors further irrevocably waive to the fullest extent permitted by law any right or defense the Guarantors may have to cause the Discount Note Indenture Trustee to prove the cause or amount of such damages or to mitigate the same.

7. Rights of the Discount Note Indenture Trustee. To the extent permitted by the Nevada Gaming Laws, each Guarantor authorizes the Discount Note Indenture Trustee in its sole discretion to perform any or all of the following acts during such time as the Discount Note Indenture Trustee has the right to demand payment and performance of the Guaranteed Obligations, all without notice to the Guarantors (but with notice being given to the Administrative Agent as required by Section 3(c) of this Noteholder Completion Guaranty) and without affecting the payment and performance of the Guaranteed Obligations by the Guarantors:

      (a) From and after the time that the Discount Note Indenture Trustee is permitted to demand payment or performance of the Guaranteed Obligations under the Noteholder Completion Guaranty, the Discount
            Note Indenture Trustee may take and hold security for the Guaranteed Obligations and for the Note Issuer's obligations under the Indenture and the Discount Notes, accept additional or substituted security for any of the foregoing, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

      (b) The Discount Note Indenture Trustee may direct the order and manner of any sale of all or any part of any security now or later to be held for this Noteholder Completion Guaranty and may also bid at any such sale.

      (c) The Discount Note Indenture Trustee may substitute, add or release any one or more Guarantors or endorsers.

      (d) The Discount Note Indenture Trustee may release the Note Issuers of their liability for their obligations under the Indenture.


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      (e)   The Discount Note Indenture Trustee may extend other credit to the
            Note Issuers, their Affiliates and any of the Guarantors or their respective Affiliates and may take and hold security for the credit so extended, all without affecting the Guarantors' liability under this Noteholder Completion Guaranty.

      (f) The Discount Note Indenture Trustee and the Noteholders may advance additional funds to the Note Issuers, the Guarantors and their respective Affiliates for any purpose.

8. Noteholder Completion Guaranty to be Absolute. The Guarantors expressly agree that for as long as the obligations of the Guarantors under the Bank Guaranty and the Guaranteed Obligations hereunder remain unperformed, the Guarantors shall not be released from the Guaranteed Obligations hereunder by or because of:

      (a) Any act or event which might otherwise discharge, reduce, limit or modify the Guaranteed Obligations;

      (b) Any waiver, extension, modification, forbearance, delay or other act or omission of the Discount Note Indenture Trustee, or any failure to proceed promptly or otherwise as against the Note Issuers, any Guarantor or any security; or

      (c) Any action, omission or circumstance which might increase the likelihood that the Guarantors may be called upon to perform under this Noteholder Completion Guaranty or which might affect the rights or remedies of the Guarantors as against the Note Issuers or any Guarantor; or

      (d) Any dealings occurring at any time between the Borrower, the Note Issuers, the Lenders, the Discount Note Indenture Trustee, the Noteholders or the Guarantors with respect to amendments to the Bank Guaranty, the Credit Agreement, the other Loan Documents, the Loans, the Indenture, the Discount Notes or otherwise, as the case may be.

      The Guarantors hereby expressly waive and surrender any defense to their liability under this Noteholder Completion Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters.

9.    Guarantors' Waivers. The Guarantors waive:

      (a) All statutes of limitations as a defense to any action or proceeding brought against the Guarantors by the Discount Note Indenture Trustee, to the fullest extent permitted by law;


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      (b)   Any right they may have to require the Discount Note Indenture
            Trustee to proceed against the Note Issuers or to pursue any other remedy in their power to pursue;

      (c) Any defense based on any claim that the Guaranteed Obligations exceed or are more burdensome than those of the Note Issuers under the Indenture;

      (d)   Any defense based on: (i) any legal disability of the Note Issuers,
            (ii) any discharge, modification, impairment or limitation of the liability of the Note Issuers under the Indenture from any cause, whether consented to by the Discount Note Indenture Trustee or arising by operation of law or from any Insolvency Proceeding, (iii) any rejection or disaffirmance of the Discount Notes or any security held for the Discount Notes in any Insolvency Proceeding and (iv) the Guarantors' rights under NRS 104.3605, the Guarantors specifically agreeing that this clause (iv) shall constitute a waiver of discharge under NRS 104.3605;

      (e) Any defense based on any action taken or omitted (other than gross negligence or willful misconduct) by the Discount Note Indenture Trustee in any Insolvency Proceeding involving the Note Issuers, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by the Discount Note Indenture Trustee to the Note Issuers in any Insolvency Proceeding, and the taking and holding by the Discount
            Note Indenture Trustee of any security for any such extension of credit;

      (f) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Noteholder Completion Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind;

      (g) Any defense based on or arising out of any defense that the Note Issuers may have to the payment or performance of their obligations under the Indenture or any portion of such obligations; and

      (h) Any defense or benefit based on NRS 40.430 and judicial decisions relating thereto and NRS 40.451 et seq. and judicial decisions relating thereto, the Guarantors agreeing that the waiver in this clause (h) is intended to take advantage of the two (2) waivers permitted by NRS 40.495 (1) and (2) to the maximum extent permitted.

10.   Waivers of Subrogation and Other Rights.

      (a)   Upon the occurrence of any event of default hereunder, the Discount
            Note Indenture Trustee in its sole discretion, without prior notice to or consent of the

            Guarantors, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security, if any, for the obligations under the Indenture, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) make any accommodation with the Note Issuers or any Guarantor, or (iv) exercise any other remedy against the Note Issuers or any Guarantor or any security. No such action by the Discount Note Indenture Trustee shall release or limit the liability of the Guarantors, who shall remain liable under this Noteholder Completion Guaranty after the action, even if the effect of the action is to deprive the Guarantors of any subrogation rights, rights of indemnity, or other rights to collect reimbursement for any sums paid to the Discount
            Note Indenture Trustee, whether contractual or arising by operation of law or otherwise. The Guarantors expressly waive any defenses or benefits that may be derived from NRS Section 40.451, et seq. and judicial decisions relating thereto, or comparable provisions of Nevada law which are comparable to California Civil Procedure ss.ss. 580a, 580b, 580d, or 726 or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses they otherwise might or would have under Nevada law or other applicable law. The Guarantors expressly agree that under no circumstances shall they be deemed to have any right, title, interest or claim in or to any real or personal property, if any, to be held by the Discount Note Indenture Trustee or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Guaranteed Obligations or the obligations under the Indenture.

      (b) Regardless of whether the Guarantors may have made any payments to the Discount Note Indenture Trustee under this Noteholder Completion Guaranty, the Guarantors hereby waive: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement from the Note Issuers for any sums paid to the Discount Note Indenture Trustee, whether contractual or arising by operation of law (including the Bankruptcy Code) or otherwise, (ii) all rights to enforce any remedy that the Discount Note Indenture Trustee may have against the Note Issuers or any other Person, and
            (iii) all rights to participate in any security now or later to be held by the Discount Note Indenture Trustee for the obligations under the Indenture. The waivers given in this Section 10(b) shall be effective until the obligations under the Indenture have been indefeasibly paid and performed in full.

      (c) The Guarantors understand and acknowledge that if the Discount Note Indenture Trustee forecloses judicially or nonjudicially against any real property or personal security, if any, for the Guaranteed Obligations or the obligations under the Indenture, that foreclosure could impair or destroy any ability that the Guarantors may have to seek reimbursement, contribution or indemnification from the Borrower or the Note Issuers or others based on any right the Guarantors may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by the Guarantors under this Noteholder Completion Guaranty. The Guarantors further understand and acknowledge that in the absence of this Section 10, such potential impairment or destruction of the Guarantors' rights, if any, may entitle the Guarantors to assert a defense to this Noteholder Completion Guaranty. By executing this Noteholder Completion Guaranty, the Guarantors freely, irrevocably and unconditionally: (i) waive and relinquish that defense and agree that the Guarantors will be fully liable under this Noteholder Completion Guaranty even though the Discount Note Indenture Trustee may foreclose judicially or nonjudicially against any real property security, if any, for the obligations under the Indenture; (ii) agree that the Guarantors will not assert that defense in any action or proceeding which the Discount Note Indenture Trustee may commence to enforce this Noteholder Completion Guaranty; and (iii) acknowledge and agree that this waiver is a material part of the consideration which they are receiving for entering into the transactions contemplated hereby.

11. Revival and Reinstatement. If the Discount Note Indenture Trustee is required to pay, return or restore to any of the Guarantors any amounts previously paid with respect to the Guaranteed Obligations because of any Insolvency Proceeding of any of the Guarantors, any stop notice or any other reason, the Guaranteed Obligations shall be reinstated and revived and the rights of the Discount Note Indenture Trustee shall continue with regard to such amounts, as though they had never been paid.

12. Representations and Warranties. Each Guarantor hereby represents and warrants unto the Discount Note Indenture Trustee (for the benefit of the Noteholders) as follows:

      (a) The most recent audited consolidated balance sheet of London Clubs and ABH and its respective consolidated Subsidiaries (in the case of ABH, as of December 31, 1996 and in the case of London Clubs, as of March 30, 1997) and the related consolidated statements of earnings and stockholders' equity (or profit and loss in the case of London Clubs) and of cash flows for the fiscal year ended on such date, reported on by such Guarantor's independent public accountants, copies of which have heretofore been furnished to the Discount Note Indenture, are complete and correct and present fairly (or give a true and fair view of in the case of London Clubs) the consolidated financial condition of such Guarantor and its consolidated Subsidiaries as at such date, and the results of their operations (or consolidated profit and loss in the case of London Clubs) and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of such Guarantor and its consolidated Subsidiaries as at September 30, 1997 and the related unaudited consolidated statements of earnings and of cash flows for the nine-month period (or, in the case of London Clubs, six month period) ended on such date, certified by a Authorized Representative of such Guarantor, are complete and correct and present fairly (or give a true and fair view of in the case of London Clubs) the consolidated financial condition of such

            Guarantor and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period (or, in the case of London Clubs, six-month period) then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP or UK GAAP, as applicable, applied consistently throughout the periods involved (except as approved by such accountants or Authorized Representative, as the case may be, and as disclosed therein).

      (b) Since December 31, 1996, in the case of ABH and since March 30, 1997 in the case of the Trust, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      (c) Each of such Guarantor and its Subsidiaries (a) is duly organized, and, to the extent applicable, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
            (c) to the extent applicable, is duly qualified as a foreign corporation or company or trust and in good standing, under the laws of each jurisdiction where its owner ship, lease or operation of property or the conduct of its business requires such qualification and (d) by Opening Date, is in compliance with all material Legal Requirements except where failure to comply with any of the foregoing could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

      (d) Each of such Guarantors has the corporate or other power and authority, and the legal right, to make, deliver and perform this Noteholder Completion Guaranty and to provide the undertakings hereunder and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Noteholder Completion Guaranty. No consent or authorization of, filing with or other act by or in respect of, any Governmental Instrumentality or any other Person is required to be obtained or made, as the case may be, by such Guarantor in connection with this Noteholder Completion Guaranty or with the execution, delivery, performance, validity or enforceability of this Noteholder Completion Guaranty by or against such Guarantor, except as has been obtained and remains in full force and effect on the date hereof, other than certain Nevada Gaming Laws approvals, as applicable. This Noteholder Completion Guaranty has been duly executed and delivered on behalf of such Guarantor. This Noteholder Completion Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (e) Each Subsidiary Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform the Subsidiary Guaranty and to provide the undertakings thereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of the Subsidiary Guaranty. No consent or authorization of, filing with or other act by or in respect of, any Governmental Instrumentality or any other Person is required to be obtained or made, as the case may be, by such Subsidiary Guarantor in connection with the Subsidiary Guaranty or with the execution, delivery, performance, validity or enforceability of the Subsidiary Guaranty by or against such Subsidiary Guarantor, except as has been obtained and remains in full force and effect on the date hereof, other than certain Nevada Gaming Laws approvals, as applicable. The Subsidiary Guaranty has been duly executed and delivered on behalf of each Subsidiary Guarantor. The Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      (f) The execution, delivery and performance of this Noteholder Completion Guaranty by the Guarantors and the execution, delivery and performance by the Subsidiary Guarantors of the Subsidiary Guaranty will not (i) violate any Legal Requirement or obligation of such Guarantor or Subsidiary Guarantor, (ii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Legal Requirement or obligation or
            (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Instrumentality applicable to such Guarantor or Subsidiary Guarantor.

      (g) Schedule 2 contains (except as noted therein) complete and correct lists of each of London Clubs' and ABH's Subsidiaries (other than Dormant Subsidiaries), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by such Guarantor and each other Subsidiary of such Guarantor. All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 2 as being owned by such Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 2). Each Subsidiary identified in Schedule 2 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business, assets, debt service capacity, property or financial condition, operations or prospects of such Subsidiary. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. No Subsidiary identified in Schedule 2 is a party to, or otherwise subject to any legal restriction or any agreement (other than this Noteholder Completion Guaranty, the agreements listed on
            Schedule 2, restrictions imposed by and approvals required under the Nevada gaming Laws and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to its Guarantor parent or any of such Guarantor's Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      (h) Except as disclosed in Schedule 3, there are no actions, suits or proceedings pending or, to the knowledge of any Guarantor, threatened against or affecting such Guarantor or any Subsidiary or any property of such Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Instrumentality that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Guarantor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Instrumentality or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Instrumentality, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (i) Except as disclosed in Schedule 3A, each Guarantor and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all material taxes shown to be due and payable on such returns and all other material taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the non-payment of which could not reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Each Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Guarantor and its Subsidiaries in respect of governmental or other taxes for all fiscal periods are adequate.

      (j) Each Guarantor and its Subsidiaries have adequate and appropriate insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) to the extent this is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where the failure to so maintain insurance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (k) Each of London Clubs, ABH and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in clause (a) hereof or purported to have been acquired by such Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Noteholder Completion Guaranty. All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects.

      (l)   Except as disclosed in Schedule 4,

            (i) each Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others;

            (ii) to the best knowledge of each Guarantor, no product or such Guarantor infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

            (iii) to the best knowledge of each Guarantor, there is no material violation by any Person of any right of such Guarantor or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Guarantor or any of its Subsidiaries.

      (m) Except as described therein, Schedule 5 sets forth a complete and correct list of all outstanding Indebtedness of each of London Clubs and ABH and its Subsidiaries as of September 30, 1997, since which date there has been no material changes in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of such Guarantor or its Subsidiaries. Neither any such Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any such Guarantor or any Subsidiary in an aggregate principal amount in excess of $1,500,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Except as disclosed in Schedule 5, neither any such Guarantor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 14(a), as applicable.

      (n) Neither any Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

      (o) Neither any Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Guarantor or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

      (p) Each Guarantor's ownership interest in the Borrower as of the date hereof is set forth on Schedule 6.

      (q) London Clubs has delivered to the Administrative Agent true, correct and complete copies of all material documents, instruments, opinions and certificates with respect to the Existing Senior Debt.

13. Affirmative Covenants. Until all of the Guaranteed Obligations have been indefeasibly paid and performed, each Guarantor (other than London Clubs) agrees as follows:

      (a)   (i) ABH shall furnish to the Discount Note Indenture Trustee:

                  (A) as soon as available, but in any event within 120 days after the end of each fiscal year of ABH, a copy of the consolidated and consolidating balance sheet of ABH and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of earnings and stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                  (B) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of ABH, (x) the unaudited consolidated and consolidating balance sheet of ABH and its consolidated Subsidiaries as at the end of such quarter and in comparative form the figures for the end of the previous fiscal year, (y) the unaudited consolidated and consolidating statement of earnings of ABH and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, and in comparative form the figures for the previous year and (z) the consolidated and consolidating statement of cash flows of ABH and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, and in comparative form the figures for the previous year, certified by an Authorized Representative of ABH as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of ABH and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

                  all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            (ii) The Trust shall furnish the Discount Note Indenture Trustee all financial information that the Trust is providing to any other creditor in connection with the Main Project, the Mall Project, and/or the Music Project.

      (b) Each Guarantor shall furnish to the Discount Note Indenture Trustee, within thirty days after the same are sent, copies of all financial statements and reports which such Guarantor sends to its stockholders, and, within thirty days after the same are filed, copies of all financial statements and reports which such Guarantor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Instrumentality. Each Guarantor shall furnish to the Discount Note Indenture Trustee with reasonable promptness such additional financial and other information as the Discount Note Indenture Trustee may from time to time reasonably request.

      (c) ABH shall keep true and correct books of records and account in conformity with GAAP and all Legal Requirements and permit the Discount Note Indenture Trustee:

            (i) No Event of Default - if no event of default under this Noteholder Completion Guaranty or the Bank Guaranty then exists, at the expense of the Discount Note Indenture Trustee and upon reasonable prior notice to such Guarantor, to visit the principal executive office of such Guarantor and to discuss the affairs, finances and accounts of such Guarantor and its Subsidiaries with such Guarantor's officers, all at such reasonable times and as often as may be reasonably requested in writing; and

            (ii) Event of Default - if an event of default under this Noteholder Completion Guaranty or the Bank Guaranty then exists, at the expense of such Guarantor to visit and inspect any of the offices of properties of such Guarantor or any Subsidiary, to examine their respective books and records and to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times and as often as may be requested.

            A Guarantor shall not be under any obligation under this Noteholder Completion Guaranty to provide information pursuant to the last sentence of Section 13(b) or pursuant to this Section 13(c) if disclosure of such information, on the written advice of such Guarantor's counsel provided to such Guarantor, would be prohibited by law or by decree of any Governmental Instrumentality or arbitral body or by the terms of any obligation of confidentiality contained in any agreement binding upon such Guarantor and not entered into in contemplation of this Section 13(c).

      (d) ABH shall promptly give notice to the Discount Note Indenture Trustee of:

            (i)   any breach by ABH of any of the Guaranteed Obligations;

            (ii) any (a) default or event of default under any material obligation of ABH or any of its Subsidiaries or (b) litigation, investigation or proceeding which may exist at any time between ABH or any of its Subsidiaries and any Governmental Instrumentality, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (iii) any material litigation or proceeding affecting ABH or any of its Subsidiaries; and

            (iv) any development or other event which could reasonably be expected to have a Material Adverse Effect.

            Each notice pursuant to this clause (d) shall be accompanied by a statement of an Authorized Representative of ABH setting forth details of the occurrence referred to therein and stating what action ABH or any of its Subsidiaries proposes to take with respect thereto.

      (e) ABH will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (f) Each Guarantor will and will cause each of its Subsidiaries to maintain, with institutions it reasonably believes to be financially sound insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or similar business and similarly situated.

      (g) Each Guarantor will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in reasonably good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent a Guarantor from discontinuing the operation and maintenance of or the liquidation of any Dormant Subsidiary and shall not prevent a Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (h) Each Guarantor will and will cause each of its Subsidiaries to file all material tax returns required to be filed in any jurisdiction and to pay and discharge all material taxes, assessments, governmental charges, or levies shown to be due and payable on such returns and all other taxes imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Guarantor or any Subsidiary, provided that neither a Guarantor nor any Subsidiary need to pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Guarantor or such Subsidiary on a timely basis in good faith in appropriate proceedings and such Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      (i) Each Guarantor will at all times preserve and keep in full force and effect its corporate or other existence. ABH will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (other than Dormant Subsidiaries or unless merged into ABH or a Subsidiary) and all licenses, consents, certificates and authorizations of ABH and its Subsidiaries unless, in the good-faith judgment of ABH, the termination of or failure to preserve and keep in full force and effect such corporate existence, licenses, consents, certificates and authorizations could not, individually or in the aggregate, have a Material Adverse Effect.

      (j) Each Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP as applied in the jurisdiction of its incorporation as such Guarantor may deem appropriate from time to time.

      (k) Neither ABH nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by ABH and its Subsidiaries would be materially changed from the general nature of the business engaged in by ABH and its Subsidiaries as of the date hereof.

14. Negative Covenants. At all times prior to indefeasible payment and performance of the Guaranteed Obligations by the Guarantors hereunder:

      (a) ABH will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset except:

            (i) any Lien arising by operation of law (except for real property taxes) which secures amounts not more than 45 days overdue or, if so overdue, are being contested on a timely basis in good faith and in appropriate proceedings;

            (ii) any Lien imposed on ABH or any of its Subsidiaries in relation to its purchase of goods, products or supplies in the ordinary course of business;

            (iii) any rights of set-off in the normal course of trading or of any bank or financial institution or combination of accounts arising in favor of such bank or financial institution as a result of the day-to-day operation of banking arrangements, including, without limitation, rights of set-off granted to such bank or financial institution in respect of the issuance of letters of credit, or as a result of any currency or interest rate hedging operations carried out in the ordinary course of business, in each case, provided that there is no agreement to confer a security interest;

            (iv) statutory Liens of landlords, Liens over goods or documents of title arising in the ordinary course of documentary credit transactions and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business;

            (v) Liens for taxes, assessments or other governmental charges which are not yet due and payable;

            (vi) Liens incurred or deposits made in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (B) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capital leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (vii) leases or subleases granted to others, easements,
                  rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of business of ABH and its

                  Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

           (viii) any Lien not otherwise permitted by clauses (i) through (vii) above, provided that on the date any Indebtedness secured by any such Lien, is created, incurred, assumed or guaranteed by ABH or any of its Subsidiaries, and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness, the sum of (A) the aggregate principal amount of all Indebtedness secured by Liens pursuant to this clause
                  (viii) plus (B) all unsecured Indebtedness of ABH and its

Subsidiaries that is senior in any respect in right of payment to the obligations of ABH hereunder, does not exceed 25% of the Consolidated Tangible Assets of ABH as of such date; and

            (ix)  any Lien set forth on Schedule 3, in the case ABH.

      (b) ABH will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any secured or unsecured Indebtedness that is senior in any respect in right of payment to the Guaranteed Obligations of ABH hereunder (excluding any Indebtedness secured by Liens pursuant to clauses (i) through (vii) of Section 14(a) hereof but including any Indebtedness secured by Liens pursuant to clause (viii) of Section 14(a) hereof) if the aggregate amount of all such senior Indebtedness described in this clause (b) would exceed 25% of the Consolidated Tangible Assets of ABH as of such date.

15. Payments Free and Clear of Taxes, etc. Each Guarantor hereby agrees that:

      (a) All payments by such Guarantor hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Discount Note Indenture Trustee's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by a Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Guarantor will

            (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Discount Note Indenture Trustee an official receipt or other documentation satisfactory to the Discount Note Indenture Trustee evidencing such payment to such authority; and

            (iii) pay to the Discount Note Indenture Trustee such additional amount or amounts ("Additional Amounts") as are necessary to ensure that the net amount actually received will equal the full amount that would have been received had no such withholding or deduction been required.

            Moreover, if any Taxes are directly asserted against the Borrower or the Discount Note Indenture Trustee with respect to any payment received hereunder, the Discount Note Indenture Trustee may pay such Taxes and the Guarantor will promptly pay such Additional Amounts (including any penalties, interest or expenses ) as are necessary in order that the net amount received after the payment of such Taxes (including any Taxes on such Additional Amounts) shall equal the amount that would have been received had no such Taxes been asserted.

      (b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Discount Note Indenture Trustee the required receipts or other required documentary evidence, the Guarantor shall indemnify the Borrower, the Discount
            Note Indenture Trustee for any incremental Taxes, interest or penalties that may become payable by the Borrower, the Discount Note Indenture Trustee as a result of any such failure.

      (c) In the event that an Additional Amount is paid by a Guarantor for the account of the Discount Note Indenture Trustee and the Discount
            Note Indenture Trustee is entitled to a refund of the Tax (a "Tax Refund") to which such payment is attributable, then the Discount
            Note Indenture Trustee shall take all reasonable steps which are necessary to obtain such Tax Refund, including filings such forms, certificates, documents, applications or returns as may be required to obtain such Tax Refund. If the Discount Note Indenture Trustee subsequently receives such a Tax Refund, then the Discount Note Indenture Trustee shall reimburse such amount.

      (d) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 15 shall survive the payment in full of the obligations under the Indenture.

16.   Judgment. Each Guarantor hereby agrees that:

      (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States Dollars into another currency, such Guarantor agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Discount Note Indenture Trustee could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

      (b) The obligation of each Guarantor in respect of any sum due from it hereunder shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Discount Note Indenture Trustee of any sum adjudged to be so due in such other currency the Discount Note Indenture Trustee may, in accordance with normal banking procedures, purchase United States Dollars with such other currency; in the event that the United States Dollars so purchased are less that the sum originally due to the Discount Note Indenture Trustee in United States Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, shall indemnify and hold harmless the Discount Note Indenture Trustee and such holder against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Discount Note Indenture Trustee in United States Dollars, the Discount Note Indenture Trustee shall remit to such Guarantor such excess.

17. Breaches by Any Guarantor. If, at any time that the Discount Note Indenture Trustee has the right to demand payment and performance of the Guaranteed Obligations in accordance with Section 3(a) of this Noteholder Completion Guaranty and, prior to the indefeasible payment and performance thereof, any of the Guarantors breaches the Guaranteed Obligations (after the expiration of applicable grace, notice and/or cure periods), then, at the option of the Discount Note Indenture Trustee, an event of default shall exist under this Noteholder Completion Guaranty and the Discount
      Note Indenture Trustee, without any further notice to any of the Guarantors or any other Person, shall be entitled to exercise all rights and remedies available hereunder but only to the extent permitted under
      Section 3(a) hereof, and at law and equity.

18.   Miscellaneous Provisions.

      (a) This Noteholder Completion Guaranty shall be binding upon the Guarantors and their permitted successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Discount
            Note Indenture Trustee and its respective successors, transferees and assigns; provided, however, that the Guarantors may not assign any of their Guaranteed Obligations hereunder without the prior written consent of the Discount Note Indenture Trustee, and the Discount Note Indenture Trustee may not assign this Noteholder Completion Guaranty or any of its rights, remedies or options hereunder without the prior written consent of the Administrative Agent in its sole discretion. The Lenders shall be third party beneficiaries of this Section 18(a) and shall have all rights at law and equity to the enforcement hereof.

      (b) No amendment to or waiver of any provision of this Noteholder Completion Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Discount

            Note Indenture Trustee and, with respect to amendments, consented to by the Administrative Agent in its sole discretion, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (c) All notices and other communications hereunder to the Guarantors shall be in writing (including telefacsimile) and mailed or telecopied or delivered to them, addressed to them at the address set forth below their signatures hereto or at such other addresses as shall be designated by such Guarantor in a written notice to the Discount Note Indenture Trustee at the address set forth below their signatures hereto complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telecopied, respectively, be effective when deposited in the mails or transmitted, addressed as aforesaid. All notices to the Administrative Agent under this Noteholder Completion Guaranty shall be addressed to The Bank of Nova Scotia, 580 California Street, San Francisco, California 94104, Attn.: Alan Pendergast, Facsimile No.
            (415) 397-0791 with a copy to Mayer, Brown & Platt, 1675 Broadway, New York, NY 10019, Attn: Douglas Wisner, Esq., Facsimile No. (212) 262-1910. A copy of all notices to ABH and the Trust shall be sent to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attn.: Wallace L. Schwartz, Esq., Facsimile No. (212) 735-2000. A copy of all notices to London Clubs shall be sent to Ohrenstein & Brown, LLP, 230 Park Avenue, New York, New York 10169, Attn.: Peter J. Kiernan, Esq., Facsimile No. (212) 557-0910 and to Lionel, Sawyer & Collins, 300 South 4th Street, Suite 1700, Las Vegas, Nevada 89101, Attn.: Greg Giordano, Esq., Facsimile No.
            (702) 383-8845.

      (d) No failure on the part of the Discount Note Indenture Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      (e) Section captions used in this Noteholder Completion Guaranty are for convenience of reference only, and shall not affect the construction of this Noteholder Completion Guaranty.

      (f) Wherever possible each provision of this Noteholder Completion Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Noteholder Completion Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Noteholder Completion Guaranty.

      (g) THIS NOTEHOLDER COMPLETION GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS NOTEHOLDER COMPLETION GUARANTY AND THE INDENTURE CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

      (h) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTEHOLDER COMPLETION GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE DISCOUNT NOTE INDENTURE TRUSTEE OR THE GUARANTORS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE OPTION OF THE DISCOUNT NOTE INDENTURE TRUSTEE, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY, IF ANY, MAY BE FOUND. THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTORS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITH OUT THE STATE OF NEW YORK. THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTORS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH

            RESPECT TO THEMSELVES OR THEIR PROPERTY, THE GUARANTORS HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF THE GUARANTEED OBLIGATIONS UNDER THIS NOTEHOLDER COMPLETION GUARANTY AND THE INDENTURE.

      (i) THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTEHOLDER COMPLETION GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE DISCOUNT NOTE INDENTURE TRUSTEE OR THE GUARANTORS. THE GUARANTORS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE DISCOUNT NOTE INDENTURE TRUSTEE TO ENTER INTO THE INDENTURE.

      (j) Limitation on Liability. Notwithstanding anything to the contrary in this Noteholder Completion Guaranty, it is understood that no claim shall be made by the Discount Note Indenture Trustee or any of its affiliates against the Guarantors or any of their affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Noteholder Completion Guarantee or any act or omission or event occurring in connection therewith.

      (k) No Restriction on Rights and Remedies of Administrative Agent and Lenders. Notwithstanding anything to the contrary in this Noteholder Completion Guaranty, the Discount Note Indenture Trustee on its own behalf and on behalf of the Noteholders covenants and agrees that this Noteholder Completion Guaranty and the rights, remedies and options of the Discount Note Indenture Trustee hereunder in no way restrict the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents including, without limitation, the right to commence and prosecute to completion enforcement of any or all of the Loan Documents. The Discount Note Indenture Trustee on its own behalf and on behalf of the Noteholders agrees that no Person shall have any right whatsoever to interpose a right of offset, defense, claim or counterclaim with respect to any enforcement of one or more of the Loan Documents based upon a claim that the Discount Note Indenture Trustee has the right to performance of the Guaranteed Obligations before such enforcement can be commenced or prosecuted or judgment thereon can be executed by or on behalf of the Lenders. The Lenders shall be third party beneficiaries of this Section 18(k) and shall have all rights at law and equity to the enforcement hereof.

      IN WITNESS WHEREOF, the Guarantors have caused this Noteholder Completion Guaranty to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                              ALADDIN BAZAAR HOLDINGS, LLC
                              By: ALADDIN MANAGEMENT CORPORATION


                              By:         /s/ Jack Sommer
                                 --------------------------------------
                              Title:

                              Address:    280 Park Avenue
                                          New York, N.Y. 10017
                              Attention:  Ron Dictrow
                              Telecopy:   212-661-0844

                              THE TRUST UNDER ARTICLE SIXTH UNDER THE
                              WILL OF SIGMUND SOMMER


                              By:         /s/ Viola Sommer
                                 --------------------------------------
                                          Viola Sommer
                              Title:      Trustee


                              By:         /s/ Eugene Landsberg
                                 --------------------------------------
                                          Eugene Landsberg
                              Title:      Trustee

                              Address:    280 Park Avenue
                                          New York, N.Y. 10017
                              Attention:  Ron Dictrow
                              Telecopy:   212-661-0844

                              LONDON CLUBS INTERNATIONAL PLC


                              By:         /s/ G. Barry Hardy
                                 --------------------------------------
                                          G. Barry Hardy
                              Title:      Director

                              Address:    10 Brick Street
                                          London WI Y 8HQ
                                          England
                              Attention:  Linda M. Lillis
                              Telecopy:   011-44-171-493-6981

                              STATE STREET BANK & TRUST COMPANY
                                AS TRUSTEE


                              By:         /s/ Ruth A. Smith
                                 --------------------------------------

                              Title:      Vice President

                              Address:    Two International Place
                                          Boston, M. A. 02110
                              Attention:  Corporate Trust Department
                              Telecopy:   617-664-5371

                                                                      SCHEDULE 1

                              MATERIAL SUBSIDIARIES

                                                                      SCHEDULE 2

                                  SUBSIDIARIES
                        (other than Dormant Subsidiaries)

                                                                      SCHEDULE 3

                                   LITIGATION

                                                                      SCHEDULE 4

                             LICENSES, PERMITS, ETC.

                                                                      SCHEDULE 5

                              EXISTING INDEBTEDNESS

                                                                      SCHEDULE 6

                              OWNERSHIP OF BORROWER

                                                                      SCHEDULE 7

                         CONSTRUCTION BENCHMARK SCHEDULE

                                                                      APPENDIX A
                                       To Guaranty of Performance and Completion

                                   DEFINITIONS

Defined Terms. The following terms (whether or not italicized) when used in the Guaranty of Performance and Completion, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "ABH" means Aladdin Bazaar Holdings, LLC, a Nevada limited-liability company.

      "Additional Contract Certificate" means an Additional Contract Certificate substantially in the form of Exhibit Y to the Credit Agreement.

      "Administrative Agent" is defined in the preamble of the Credit Agreement and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4 of the Credit Agreement.

      "Affected Lender" is defined in clause(a) of Section 4.11 of the Credit Agreement.

      "Affiliate" means, relative to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding, however, any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Lender, Approved Fund, or Issuer, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be. With respect to all other Persons, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power

            (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be; or

            (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Affiliate Transaction" is defined in Section 7.2.13 of the Credit Agreement.

      "Agent" means the Administrative Agent, the Syndication Agent and/or the Documentation Agent, as the context may require.

      "AHL" means Aladdin Holdings, LLC, a Delaware limited liability company.

      "AHL Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of AHL pursuant to clause (d) of
Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-2 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Aladdin Bazaar" means Aladdin Bazaar, LLC, a Delaware limited liability company.

      "Aladdin Music" means Aladdin Music, LLC, a Nevada limited-liability company.

      "Aladdin Parties" means, collectively, the Borrower, Holdings, Capital, Enterprises, Sommer Enterprises, AHL, Aladdin Music, AMH, ABH and the Trust.

      "Alternate Base Rate" means, on any date and relative to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of

            (a) the Base Rate in effect on such day; and

            (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

      "AMH" means Aladdin Music Holdings, LLC, a Nevada limited-liability company.

      "AMH Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of AMH pursuant to clause (g) of
Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-3 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Applicable Base Rate Margin" means, (w) relative to any Term B Loan and Term C Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 1.00% per annum, (x) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 2.50% per annum, (y) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.00% per annum and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 2.00% per annum and (2) on any date from and after the date which is six months after the Conversion Date, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:

                                                    Applicable Base Rate
       Total Debt to EBITDA Ratio                          Margin
-----------------------------------------          ----------------------
>= 4.0:1                                                   1.75%
>= 3.5:1 and < 4.0:1                                       1.50%
>= 3.0:1 and < 3.5:1                                       1.00%
>= 2.5:1 and < 3.0:1                                       0.75%
< 2.5:1                                                    0.50%

      "Applicable LIBO Rate Margin" means, (w) relative to any Term B Loan and Term C Loan, the proceeds of which on any date are being held in the Bank Proceeds Account, 2.00% per annum, (x) relative to any Term B Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 3.50% per annum, (y) relative to any Term C Loan, the proceeds of which on any date have been advanced to the Borrower from the Bank Proceeds Account, 4.00% per annum and (z) relative to any Term A Loan, (1) on any date prior to the date which is six months after the Conversion Date, 3.00% per annum and (2) on any date from and after the date which is six months after the Conversion Date, the per annum percentage set forth below opposite the Total Debt to EBITDA Ratio set forth in the Current Compliance Certificate:

                                                    Applicable LIBO Rate
       Total Debt to EBITDA Ratio                          Margin
-----------------------------------------          ----------------------
>= 4.0:1                                                   2.75%
>= 3.5:1 and < 4.0:1                                       2.50%
>= 3.0:1 and < 3.5:1                                       2.00%
>= 2.5:1 and < 3.0:1                                       1.75%
< 2.5:1                                                    1.50%

      "Applicable Percentage" means the percentage of Direct Costs actually paid or payable by the Borrower to the Design/Builder pursuant to the Design/Build Contract or, if applicable, to a Contractor or Subcontractor pursuant to a Contract after taking into account the Retainage Amount.

      "Approved Equipment Funding Commitment" means, collectively, (x) the GECC Commitment and (y) any replacement of the GECC Commitment from an institutional or other lender approved by the Administrative Agent in its reasonable discretion if (1) such commitment is in form and substance reasonably satisfactory to the Administrative Agent and does not include any material conditions to funding that are not included in the GECC Commitment and (2) the lender providing such commitment executes an intercreditor agreement substantially similar to the GECC Intercreditor Agreement.

      "Approved Fund" means, relative to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Appurtenant Rights" means (x) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Site or the Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Site and (y) all permits, licenses and rights, whether or not of record, appurtenant to the Site.

      "Architect of Record" means ADP/FD of Nevada, Inc.

      "Architect's Agreement" means, collectively, the agreements pursuant to which architects, engineers and other design professionals have agreed with the Borrower to provide services in connection with the Main Project.

      "Architect's Closing Certificate" means a closing certificate in the form of Exhibit Q-3 to the Credit Agreement.

      "Arranger" means Scotiabank or Merrill Lynch.

      "Arrangers' Fee Letter" means the confidential letter agreement, dated December 4, 1997, among the Borrower, the Sponsors and the Arrangers.

      "Assignee Lender" is defined in Section 10.11.1 of the Credit Agreement.

      "Assignment of Contracts" means an assignment of any and all contracts, agreements, proposals, Permits (to the extent such Permits are assignable), approvals (to the extent such approvals are assignable), Plans and Specifications pertaining to the Hotel/Casino Component, whether now existing or subsequently entered into by the Borrower, including the Approved Equipment Funding Commitments and the rights of the Borrower thereunder, management contracts, the Contracts, development rights, consents (to the extent assignable), architectural, engineering and leasing documents and such other documents as may be designated by the Administrative Agent. Such Assignment of Contracts shall include appropriate continuation agreements by the Contractors and/or Subcontractors thereunder.

      "Assignment of Consulting Agreement" means, on any date, the Assignment of Consulting Agreement, as originally in effect on the Closing Date, between the Borrower, AHL and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Assignment of Design/Build Contract" means, on any date, the Assignment of Design/Build Contract, as originally in effect on the Closing Date, between the Borrower and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Assignment of Project Management Agreement" means, on any date, the Assignment of Project Management Agreement, as originally in effect on the Closing Date, between AHL and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Assignment of Salle Privee Agreement" means, on any date, the Assignment of Salle Privee Agreement, as originally in effect on the Closing Date, between the Borrower and the Administrative Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Authorized Representative" means, relative to any Person, those of its officers or managing members (in the case of a limited liability company) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders in a certificate of such Person delivered to the Administrative Agent.

      "Available Funds" means, from time to time, the sum of (u) the aggregate of the unutilized Commitments (excluding, however, the Commitments of all Defaulting Lenders) under the Bank Credit Facility, plus (v) the aggregate of the amounts on deposit in the Borrower's Funds Account, the Construction Note Disbursement Account and all Anticipated Earnings thereon, plus (w) the aggregate of the amounts on deposit in the Guaranty Deposit Account, the Cash Management Account, the Bank Proceeds Account, the Loss Proceeds Account and the Interest Payment Account, plus (x) so long as (1) no default under the Site Work Agreement and the Mall Project Loan and no Default under the Credit Agreement have occurred and are continuing at the relevant time of computation, (2) advances of the Mall Project Loan have commenced on or before June 30, 1998 and have continued in accordance with the approved draw schedule for the Mall Project Loan, (3) advances of the Mall Project Loan to reimburse the Borrower in accordance with the Site Work Agreement are made within 45 days after the Construction Consultant and the Owner Representative have approved the work to be completed by the Borrower pursuant to the Site Work Agreement, the aggregate amounts payable to the Borrower by Aladdin Bazaar pursuant to Section 4.5 of the Site Work Agreement, plus (y) the lesser of (1) the aggregate of the amounts available to be drawn under all Approved Equipment Funding Commitments and (2) the aggregate amount of Remaining Costs on the date of calculation for the Equipment Component (as in effect from time to time), plus (z) the aggregate amount of Main Project Costs which the Design/Builder and/or Fluor have agreed or confirmed in writing, to the reasonable satisfaction of the Disbursement Agent, that they are responsible for paying (on a timely basis relative to the Main Project's cash needs) from their own funds but which they have not yet paid.

      "Bank Credit Facility" means the Term A Loan Commitment, the Term B Loan Commitment and the Term C Loan Commitment.

      "Bank Proceeds Account" means the account established by the Borrower with the Disbursement Agent pursuant to the Borrower Collateral Account Agreement into which the proceeds of the Loans shall be deposited by the Administrative Agent from time to time.

      "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York, New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Board of Managers" means (x) for so long as the Borrower is a limited-liability company, the Board of Managers appointed pursuant to the Organizational Documents of the Borrower or (y) otherwise, the Board of Directors of the Borrower.

      "Borrower" is defined in the preamble of the Credit Agreement.

      "Borrower Collateral Account Agreement" means, on any date, the Borrower Collateral Account Agreement, as originally in effect on the Closing Date, among the Borrower, the Disbursement Agent and the Securities Intermediary and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Borrower Common Membership Interest" means a Common Share as defined in the Organizational Documents of the Borrower.

      "Borrower Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to clause (f) of Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-1 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Borrower Series A Preferred Membership Interests" means the Series A Preferred Shares as defined in the Organizational Documents of the Borrower.

      "Borrower's Closing Certificate" means a closing certificate in the form of Exhibit Q-1 to the Credit Agreement.

      "Borrower's Completion Certificate" means a certificate in the form of Exhibit S-1 to the Credit Agreement.

      "Borrower's Final Completion Certificate" means a certificate in the form of Exhibit U-1 to the Credit Agreement.

      "Borrower's Funds Account" is defined in the Borrower Collateral Account Agreement.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 of the Credit Agreement.

      "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit L-1 to the Credit Agreement.

      "Building Department" means the Clark County Building Department.

      "Business Day" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Las Vegas, Nevada or New York, New York; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day described in clause (a) on which dealings in Dollars are carried on in the London interbank eurodollar market.

      "Capital" means Aladdin Capital Corp., a Nevada corporation.

      "Capital Expenditures" means, for any period, the aggregate amount of all expenditures (other than any residual purchase payments under the FF&E Leases) of the Borrower and the other Aladdin Parties for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

      "Capital Stock" means, relative to any Person, any and all shares, interests (including Membership Interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Effective Date.

      "Capitalized Lease Liability" means, relative to any Person, any monetary obligation of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

      "Carpark" is defined in clause (b) of the fourth recital of the Credit Agreement.

      "Cash Contributions to Capital" means optional contributions (other than Cash Equity Contributions as defined in the Keep-Well Agreement), including to cure a Default that would otherwise exist under the Loan Documents, made by the Sponsors in cash to the Borrower, which contributions were (x) not made as a loan, (y) made in exchange for Borrower Series A Preferred Membership Interests and (z) made on terms and conditions satisfactory to the Administrative Agent as determined on good faith in its sole discretion.

      "Cash Equivalent Investment" means, at any time, (u) United States Dollars, (v) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (w) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (x) repurchase obligations with a term of not more than seven days for underlying securities of the types described in item (v) and (w) entered into with any financial institution meeting the qualifications specified in item (w),
(y) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (z) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in items (w)-(y) of this definition.

      "Casino" is defined in clause (a) of the fourth recital of the Credit Agreement.

      "CERCLA" is defined in clause (a) of the definition of "Environmental
Law".

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means at any time,

            (a) the failure of the Trust or the beneficiaries or remaindermen of the Trust to (i) directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of (A) the Membership Interests of AHL not otherwise owned by GW Vegas, LLC on the Effective Date or (B) following the dissolution of the Trust and AHL, the Membership Interests of Sommer Enterprises not otherwise owned by Ronald B. Dictrow on the Effective Date or (ii) otherwise have the ability to elect the managers of (A) AHL or (B) following the dissolution of the Trust and AHL, Sommer Enterprises;

            (b) the failure of AHL or following the dissolution of the Trust and AHL, the beneficiaries or remaindermen of the Trust to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), 98.66% of the Membership Interests of Sommer Enterprises or otherwise have the ability to elect the managers of Sommer Enterprises;

            (c) the failure of Sommer Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), 47.00% of the Membership Interests of Holdings (except that (v) on the Opening Date, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 0.5% provided that the percentage interest of LCNI therein is decreased by a corresponding amount (w) in the event of a default by London Clubs in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether London Clubs is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by a dilution fraction (the "Dilution Fraction"), the numerator of which is the delinquent contribution and the denominator of which is $200,000,000 provided that the percentage interest of LCNI therein is decreased by a corresponding amount, (x) in the event of a default by AHL in its share of amounts due under the Keep-Well Agreement, the percentage interest of LCNI in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether AHL is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction provided that the percentage interest of Sommer Enterprises therein is decreased by a corresponding amount), (y) in the event of any vesting of any unvested Membership Interests in Holdings pursuant to an Employment Agreement, Sommer Enterprises may be diluted thereby and (z) upon the exercise of the Warrants, the dilutive effect of such exercise directly and indirectly on the Membership Interests in Holdings) or otherwise for

      Sommer Enterprises and LCNI to have the ability to elect the board of managers of Holdings or for either of them to have the ability individually or collectively to elect the board of managers of Holdings;

            (d) except for Capital Stock of Enterprises issued in connection with the exercise of Warrants, the failure of Sommer Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Capital Stock of Enterprises or otherwise have the ability to elect the members of the Board of Directors of Enterprises;

            (e) the failure of Enterprises to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 25% of the Membership Interests of Holdings (except for any adjustments upon the exercise of any Warrants) or individually or collectively with Sommer Enterprises and LCNI to have the ability to elect the managing member of Holdings;

            (f) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Borrower Common Membership Interests or otherwise to have the ability to elect the managing member of the Borrower;

            (g) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Discount Note Indenture Trustee for the benefit of the Discount Noteholders), the Borrower Series A Preferred Membership Interests unless the failure to own the Borrower Series A Preferred Membership Interests results from the exercise by the Discount Note Indenture Trustee of the Lien in favor of the Discount Note Indenture Trustee for the benefit of the Discount Noteholders;

            (h) the failure of Holdings to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Capital Stock of Capital or otherwise have the ability to elect all of the members of the Board of Directors of Capital;

            (i) the failure of the Borrower to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), all of the Membership Interests of AMH or otherwise to have the ability to elect the managing member of AMH;

            (j) the failure of AMH to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 49% of the Membership Interests of Aladdin Music or otherwise to have the ability to elect the managing member of Aladdin Music;

            (k) the failure of LCNI to directly own, free and clear of all Liens (other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties), at least 25.0% of the Holdings Common Membership Interests (except that (v) on the Opening Date, the percentage interest of LCNI in the Holdings Common Membership Interests may be decreased by 0.5% provided that the percentage interest of Sommer Enterprises therein is increased by a corresponding amount (w) in the event of a default by Sommer Enterprises in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of LCNI in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether Sommer Enterprises is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction, provided that the percentage interest of Sommer Enterprises therein is decreased by a corresponding amount, (x) in the event of a default by LCNI in payment of its share of amounts due under the Keep-Well Agreement, the percentage interest of Sommer Enterprises in the Holdings Common Membership Interests may be increased by 1, 1.5 or 2 times (depending on whether LCNI is in default for 30 Business Days, 45 Business Days or 60 Business Days from the date of such default, respectively) multiplied by the Dilution Fraction provided that the percentage interest of LCNI is decreased by a corresponding amount) and (y) in the event of any vesting of unvested membership interests in Holdings pursuant to an Employment Agreement, LCNI may be diluted thereby and (z) upon the exercise of the Warrants, the dilutive effect of such exercise directly and indirectly on the Membership Interest of Holdings) or otherwise for LCNI and Sommer Enterprises to have the ability to elect the board of managers of Holdings;

            (l) until such time as London Clubs has paid and performed, in all material respects, its obligations under the Completion Guaranty and the Keep-Well Agreement (or the Completion Guaranty and the Keep-Well Agreement have expired or terminated), the failure of London Clubs to directly own all of the Capital Stock of London Clubs Holdings or otherwise have the ability to elect all members of the Board of Directors of London Clubs Holdings;

            (m) the failure of London Clubs to own directly or indirectly all of the Capital Stock of LCNI or otherwise have the ability to elect all members of the Board of Directors of LCNI; or

            (n) any "Change of Control" under (and as defined in) the Discount
      Note Indenture.

      "Change Order" means, at any time, an adjustment made to the Guaranteed Maximum Price or the Design/Build Contract Time with respect to changes in the Work which increase or decrease the time of performance or the actual cost to the Design/Builder of the Work.

      "CIBC" is defined in the preamble of the Credit Agreement.

      "Clark County Code" is defined in clause (b) of Section 7.1.19 of the Credit Agreement.

      "Closing" is defined in Section 5.1 of the Credit Agreement.

      "Closing Date" means the Business Day, if any, prior to the Term B and Term C Loan Commitment Termination Date, on which the conditions in Article V of the Credit Agreement are satisfied.

      "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as the context may require, a Term A Loan Commitment, a Term B Loan Commitment, a Term C Loan Commitment or a Letter of Credit Commitment made by a Lender under the Credit Agreement.

      "Commitment Amount" means, as the context may require, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount, the Term C Loan Commitment Amount or the Letter of Credit Commitment Amount.

      "Commitment Letter" means the Commitment Letter, dated December 4, 1997, between the Arrangers, the Borrower and the Sponsors as thereafter from time to time amended.

      "Commitment Termination Date" means, as the context may require, the Term A Loan Commitment Termination Date or the Term B Loan and Term C Loan Commitment Termination Date.

      "Commitment Termination Event" means

            (a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.10 of the Credit Agreement; or

            (b) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans to be immediately due and payable pursuant to Section 8.3 of the Credit Agreement or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Common Parking Area Use Agreement" means the Common Parking Area Use Agreement to be entered into between the Borrower and Aladdin Bazaar in form and substance satisfactory to the Administrative Agent determined in good faith in its sole discretion, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Completion" means that each of the following has occurred:

            (a) the construction of the Hotel/Casino and any Tenant Improvements have been completed substantially in accordance with the Credit Agreement, the Plans and Specifications, the provisions of the Reciprocal Easement Agreement applicable to the Hotel/Casino and all of the other Operative Documents to the extent that the development, construction, use or operation of the Hotel/Casino are affected thereby, except for the Main Project Punchlist Items applicable to the Hotel/Casino, and in substantial compliance with all Legal Requirements pertaining to the construction of the Hotel/Casino so as to allow the Hotel/Casino to be utilized for its intended purpose;

            (b) reasonable and safe means of access and facilities necessary for the use and occupancy of the Hotel/Casino have been installed and are operational including corridors, elevators, stairways, heating, ventilation, air conditioning, sanitary, water and electrical facilities and all security systems and life safety systems required by the Plans and Specifications, the Reciprocal Easement Agreement, the other Operative Documents and all Legal Requirements and that the Borrower has made arrangements (from the Energy Project or an alternative source) to obtain reliable electrical and other utility services at appropriate levels required to start up, operate and maintain the Hotel/Casino in a safe, efficient and reliable manner; and

             (c) there are no outstanding claims or Liens by any Contractor or Subcontractor or any other Person against any portion of the Hotel/Casino Component except for Permitted Liens and Permitted Encumbrances.

      "Completion Certificate" means, collectively, the Borrower's Completion Certificate and the Construction Consultant's Completion Certificate in the form of Exhibits S-1 and S-2 to the Credit Agreement, respectively.

      "Completion Date" means the date on which Completion occurs but in no event shall the Completion Date extend beyond the Outside Completion Deadline, time being of the essence as to the Borrower.

      "Completion Guarantor" means, jointly and severally, each of London Clubs, ABH and the Trust.

      "Completion Guaranty" means, on any date, the Guaranty of Performance and Completion, as originally in effect on the Closing Date, by the Completion Guarantors in favor of the Lenders substantially in the form of Exhibit C to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Complex" is defined in the fourth recital of the Credit Agreement and is more fully described in Exhibit N-2 to the Credit Agreement.

      "Compliance Certificate" means a certificate duly completed and executed by an Authorized Representative of the Borrower substantially in the form of Exhibit R to the Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained in the Credit Agreement.

      "Consent" means a consent, substantially in the form of Exhibit I to the Credit Agreement, to the collateral assignment by the Borrower of the Main Project Documents.

      "Construction Benchmark Schedule" means the schedule for construction and completion of each Construction Component, the Main Project as a whole and the other work that the Borrower is required to perform pursuant to the Operative Documents in substantially the form of Exhibit X-1 to the Credit Agreement (as amended from time to time in accordance with the terms of the Credit Agreement) which (w) shall demonstrate that Substantial Completion will occur on or before the Outside Completion Deadline, (x) includes a statement from the Owner Representative and the Design/Builder that the Construction Benchmark Schedule is realistic and can be adhered to (subject to Force Majeure Events) in completing the Main Project in accordance with the Plans and Specifications, (y) shows on a monthly basis the anticipated progress of the Work and other activities pertaining to the construction of the Hotel/Casino Component, the Energy Project Component and Theater renovations, and (z) the Construction Consultant has reviewed and certified in the Construction Consultant's Closing Certificate that the statement from the Owner Representative in item (x) is reasonable and that it is appropriate for the Administrative Agent to rely thereon and on the other schedules and benchmarks set forth in the Construction Benchmark Schedule.

      "Construction Component" means the Hotel/Casino Component, the Energy Project Component or the Equipment Component.

      "Construction Consultant" means Rider Hunt (NV), L.L.C. or any other Person designated from time to time by the Administrative Agent to serve as the Construction Consultant under the Credit Agreement and the Disbursement Agreement.

      "Construction Consultant Engagement Agreement" means the Engagement Letter, dated as of January 28, 1998, by and among the Construction Consultant, the Borrower, the Administrative Agent, the Disbursement Agent and the Discount
Note Indenture Trustee.

      "Construction Consultant's Closing Certificate" means a closing certificate in the form of Exhibit Q-2 to the Credit Agreement.

      "Construction Consultant's Completion Certificate" means a certificate in the form of Exhibit S-2 to the Credit Agreement.

      "Construction Consultant's Final Completion Certificate" means a certificate in the form of Exhibit U-2 to the Credit Agreement.

      "Construction Consultant's Report" means a report of the Construction Consultant delivered to the Disbursement Agent and the Administrative Agent pursuant to Section 3.1.10 of the Disbursement Agreement which shall include an analysis of the Plans and Specifications, the Main Project Budget, the Construction Benchmark Schedule, the Contracts, to the extent available, the construction and renovation of the Theater the construction of the Energy Project to be performed by the Energy Provider under the Energy Project Ground Lease and the Energy Project Development Agreement, and all other reports submitted to the Administrative Agent and stating, among other things, that (x) the Construction Consultant has reviewed the Main Project Documents, the Plans and Specifications, and other material information deemed necessary by the Construction Consultant for the purpose of evaluating whether the Main Project can be constructed and completed in the manner contemplated by the Operative Documents and (y) based on its review of such information, the Construction Consultant is of the opinion that the Main Project can be constructed in the manner contemplated by the Operative Documents and, in particular, that the Main Project can be constructed and completed in accordance with the Main Project Documents and the Plans and Specifications within the parameters set by the Construction Benchmark Schedule and the Main Project Budget. Such report shall contain an analysis reasonably satisfactory to the Administrative Agent demonstrating the adequacy of the Main Project Budget to complete the Main Project (and any improvements to be completed by the Borrower pursuant to the Reciprocal Easement Agreement) in accordance with the Construction Benchmark Schedule, confirmation that the Construction Benchmark Schedule is realistic, and verifying that the information delivered by the Borrower relating to the Complex and any improvements to be completed by the Borrower pursuant to the Reciprocal Easement Agreement are accurate.

      "Construction Expenses" means all Main Project Costs, excluding, however, Pre-Opening Expenses, Debt Service due and payable after the Conversion Date and Issuance Fees and Expenses.

      "Construction Note Disbursement Account" is defined in the Holdings Collateral Account Agreement.

      "Contingent Liability" means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit M to the Credit Agreement.

      "Contract" means any contract entered into from time to time by the Borrower with any Contractor for performance of services or sale of goods or services in connection with the design, engineering, installation, construction, operation or maintenance of the Main Project, including all warranties and guarantees.

      "Contract Amendment Certificate" means a Contract Amendment Certificate substantially in the form of Exhibit Z to the Credit Agreement.

      "Contractor" means any architect, consultant, designer, contractor, subcontractor, supplier, laborer or any other Person engaged by the Borrower in connection with the design, engineering, installation and construction of the Main Project (excluding, however, the Design/Builder).

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Conversion Date" means the date on which either of the following first occurs:

            (a) the relevant Governmental Instrumentality issues a Main Project Certificate of Occupancy (which must include appropriate parking facilities) and operating permit for the Energy Project; or

            (b) the Administrative Agent and the Construction Consultant determine that Completion of the Main Project has occurred.

      "Credit Extension" means, as the context may require,

            (a)  the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Letter of Credit Issuance Request.

      "Current Compliance Certificate" means the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to clause (d) of Section 7.1.1 of the Credit Agreement. Changes in the Applicable Base Rate Margin or Applicable LIBO Rate Margin resulting, after the Conversion Date, from a change in the Total Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause
(d) of Section 7.1.1 of the Credit Agreement. If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1 of the Credit Agreement (without giving effect to any grace period), the Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Base Rate Margin or Applicable LIBO Rate Margin, as the case may be, set forth in the definition of such term.

      "Debt Service" means all principal repayments or interest and other amounts payable or accrued from time to time under any Loan Document or the Approved Equipment Funding Commitments.

      "Deed of Trust" means, on any date, the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in the form of Exhibit B to the Credit Agreement, as originally in effect on the date on which it is recorded, made by the Borrower, as trustor, to the trustee named therein, for the benefit of the Administrative Agent and the Lenders, as beneficiaries covering the Site and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

      "Desert Passage" is defined in clause (b) of the fourth recital of the Credit Agreement.

      "Design/Build Contract" means, on any date, the Design/Build Contract, as originally in effect on the Closing Date, between the Borrower and the Design/Builder and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Design/Build Contract Time" is defined in Section 14.1 of the Design/Build Contract.

      "Design/Builder" means Fluor Daniel, Inc., a California corporation.

      "Design/Builder Consent and Acknowledgment" means the Consent and Acknowledgment by the Design/Builder in favor of the Lenders and the Administrative Agent dated as of the Closing Date.

      "Design/Build Final Completion" means "Final Completion" as defined in
Section 31.9 of the General Conditions annexed to the Design/Build Contract as Attachment D.

      "Development Agreement" means, on any date, the Aladdin Hotel & Casino Agreement, dated March 18, 1997, among Holdings, Aladdin Management Corporation and the County of Clark, as assigned by Holdings and Aladdin Management Corporation to the Borrower, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Direct Costs" means all Main Project Costs expended or incurred by the Borrower for labor, services, materials, tools, utilities, equipment, fixtures and furnishings in connection with the construction of the Main Project all as set forth on the Main Project Budget.

      "Disbursement Agent" means Scotiabank, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

      "Disbursement Agreement" means, on any date, the Disbursement Agreement, as originally in effect on the Closing Date, among the Borrower, Holdings, the Administrative Agent, the Discount Note Indenture Trustee, the Disbursement Agent, the Servicing Agent and the Securities Intermediary and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Disclosure Schedule" means the Disclosure Schedule attached to the Credit Agreement as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

      "Discount Note" means the 13 1/2% Series A and B Senior Discount Notes due 2010 of Holdings and Capital issued on the Closing Date for gross proceeds of $115,000,000.

      "Discount Note Indenture" means, on any date, the Indenture relating to the Discount Notes, as originally in effect on the Effective Date, among Holdings, Capital and the Discount Note Indenture Trustee and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Discount Note Indenture Trustee" means State Street Bank and Trust Company, in its capacity as the indenture trustee for the Discount Noteholders under the Discount Note Indenture.

      "Discount Note Offering Circular" means the offering memorandum, dated February 14, 1998, with respect to the units, consisting of the Discount Notes offered by Holdings and Capital and the Warrants offered by Enterprises.

      "Discount Note Purchase Agreement" means the Purchase Agreement with respect to the Discount Notes and Warrants, dated as of February 18, 1998, among Holdings, Capital, Enterprises, AHL, the Trust and Merrill Lynch and First Boston (as representatives of the several initial purchasers).

      "Discount Noteholder" means the duly registered holder of a Discount Note.

      "Documentation Agent" is defined in the preamble of the Credit Agreement.

      "Dollar" and the symbol "$" mean lawful money of the United States.

      "Downgraded Lender" is defined in clause (b) of Section 4.11 of the Credit Agreement.

      "EBITDA" means, for the Borrower only, for any applicable period, the sum (without duplication) of

            (a)  Net Income for such period,

plus

            (b) the amount deducted by the Borrower, in determining Net Income for such period, representing

                  (i)  Interest Expense of the Borrower;

      plus

                  (ii) the amount deducted, in determining Net Income, of all federal, state and local income taxes (whether paid in cash or deferred) of the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made by the Borrower in accordance with clause (c) of
            Section 7.2.6 of the Credit Agreement, subject to the terms of the Credit Agreement;

      plus

                  (iii) depreciation of assets of the Borrower;

      plus

                  (iv) amortization;

      plus

                  (v) the amount of Cash Equity Contributions (as defined in the
            Keep-Well Agreement);

      plus

                  (vi) the amount of Cash Contributions to Capital;

provided, however, that in computing EBITDA for purposes of determining the "Total Debt to EBITDA Ratio" in clause (h)(i)(B) of Section 7.2.6 of the Credit Agreement or the amount of "Excess Cash Flow", the "Applicable Base Rate Margin" or the "Applicable LIBO Rate Margin", subclauses (b)(v) and (b)(vi) shall be excluded from such computation; provided further, however, that in computing EBITDA for any period commencing on the Conversion Date and ending as of the close of any Fiscal Quarter on or prior to the first anniversary of the Conversion Date, EBITDA for such period shall equal the product of (x) the sum of the amounts determined pursuant to clauses (a) and (b) for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

      "Effective Date" means the date the Credit Agreement becomes effective pursuant to Section 10.8 thereof.

      "Employment Agreement" means, collectively, (u) the Amended Employment and Consulting Agreement among Holdings, the Borrower and Richard J. Goeglein effective January 1, 1997, (v) the Amended Employment Agreement among Holdings, the Borrower and James H. McKennon effective April 15, 1997, (w) the Amended Employment Agreement among Holdings, the Borrower and Cornelius T. Klerk effective July 1, 1997, (x) the Amended Employment Agreement among Holdings, the Borrower and Lee A. Galati effective July 1, 1997, (y) the Amended Employment Agreement among Holdings, the Borrower and Jose A. Rueda effective July 1, 1997 and (z) the Amended Consulting Agreement between GAI, LLC, Holdings and the Borrower effective January 1, 1997.

      "Energy Project" is defined in clause (e) of the fourth recital of the Credit Agreement.

      "Energy Project Commitment" means the commitment (as set forth in the letter agreement, dated October 21, 1997, between the Energy Project Provider and AHL) of the Energy Project Provider to enter into the Energy Project Ground Lease, the Energy Project Development Agreement and the Energy Project Service Agreement.

      "Energy Project Completion" means that

            (a) the construction of the Energy Project has been completed substantially in accordance with the Energy Project Ground Lease and the provisions of the Reciprocal Easement Agreement applicable to the Energy Project except for any punchlist items applicable to the Energy Project and in substantial compliance with all Legal Requirements pertaining to the construction of the Energy Project so as to allow the Energy Project to be utilized for its intended purposes;

            (b) reasonable and safe means of access and facilities necessary for the use and operation of the Energy Project have been installed and are operational;

            (c) the Borrower has certified to the Administrative Agent that (1) arrangements have been made to obtain reliable electric and other utility services at the appropriate levels required for the operation of the Hotel/Casino and, to the extent applicable, other parts of the Complex that are subject to the Energy Service Agreement, (2) all other conditions precedent in the Energy Project Ground Lease relating to construction, installation, start-up and test activities have been satisfied in all material respects, and (3) there are no outstanding claims or Liens by any contractor or subcontractor or any other Person against any portion of the Energy Project Component except for Permitted Liens and Permitted Encumbrances.

      "Energy Project Component" means the portion of the Complex described in Exhibit N-9 to the Credit Agreement.

      "Energy Project Development Agreement" means, on any date, the Development Agreement, as originally in effect on the Closing Date, between the Borrower and the Energy Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Energy Project Easements" means the easements appurtenant, easements in gross, license agreements and other right running for the benefit of the Energy Project Provider and/or appurtenant to the Energy Project Ground Lease, including those certain easements and licenses described in each Title Policy.

      "Energy Project Ground Lease" means, on any date, the Ground Lease, as originally in effect on the Effective Date, between the Borrower and the Energy Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Energy Project Guarantor" means Unicom Corporation, an Illinois corporation.

      "Energy Project Guaranty" means the Guaranty, dated as of December 3, 1997, executed by the Energy Project Guarantor to and for the benefit of the Borrower and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Energy Project Provider" means Northwind Aladdin, LLC, a Nevada limited-liability company.

      "Energy Project Service Agreement" means, on any date, the Energy Services Agreement, as originally in effect on the Effective Date, between the Borrower and the Energy Project Provider and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Enterprises" means Aladdin Gaming Enterprises, Inc., a Nevada corporation.

      "Enterprises Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Enterprises pursuant to clause (e) of Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-4 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Environmental Claim" means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law including (x) any and all Claims by Governmental Instrumentalities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (y) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Consultant" means ERM-Northeast, Inc., or any other Person designated from time to time by the Administrative Agent in its sole discretion to serve as the Environmental Consultant.

      "Environmental Indemnity" means, on any date, the Environmental Indemnity Agreement, as originally in effect on the Effective Date, from the Borrower, the Trust and London Clubs for the benefit of the Administrative Agent on behalf of the Lenders in the form of Exhibit K to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Environmental Law" means any of:

            (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA");

            (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.) ("Clean Water Act" or "CWA");

            (c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) ("RCRA");

            (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011, et seq.);

            (e) the Clean Air Act (42 U.S.C. Section 7401, et seq.);

            (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001, et seq.);

            (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, et seq.) ("FIFRA");

            (h)  the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

            (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f, et seq.) ("SDWA");

            (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201, et seq.);

            (k) the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.) ("TSCA");

            (l) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) ("HMTA");

            (m) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901, et seq.) ("UMTRCA");

            (n) the Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.) ("OSHA");

            (o) the Nevada Hazardous Materials law (NRS Chapter 459);

            (p) the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS
      444.440 to 444.650, inclusive);

            (q) the Nevada Water Controls/Pollution law (NRS Chapter 445A);

            (r) the Nevada Air Pollution law (NRS Chapter 445B);

            (s) the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive);

            (t) the Nevada Control of Asbestos law (NRS 618.750 to 618.850);

            (u) the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive);

            (v) the Nevada Artificial Water Body Development Permit law (NRS 502.390);

            (w) the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270); and

            (x) all other Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws;

in each case as amended by an amendment thereto or succeeded by a successor law, statute or regulation thereto.

      "Environmental Matter" means any:

            (a) release, emission, entry or introduction into the air including the air within buildings and other natural or man-made structures above ground;

            (b) discharge, release or entry into water including into any river, watercourse, lake or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

            (c) deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it reusable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

            (d) nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

            (e) conservation, preservation or protection of the natural or man-made environment or any living organisms supported by the natural or man-made environment; or

            (f) other matter howsoever directly affecting the environment or any aspect of it.

      "Equipment Component" means the equipment, fixtures and other items described in Exhibit N-10 to the Credit Agreement.

      "Equity Interest" means, relative to any Person, Capital Stock and all warrants, options or other rights to acquire Capital Stock (excluding, however, any debt security that is convertible into, or exchangeable for, Capital Stock) of such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

      "ERISA Plan" means any employee benefit plan (x) maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is obligated to contribute, for its employees and (y) covered by Title IV of ERISA or to which Section 412 of the Code applies.

      "Event of Default" is defined in Section 8.1 of the Credit Agreement.

      "Event of Loss" means, relative to any property or asset (tangible or intangible, real or personal), (x) any loss, destruction or damage of such property or asset, (y) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of all or a part of such property or asset, or confiscation of all or a part of such property or asset or the requisition of the use of all or a part of such property or asset or (z) any settlement in lieu of item (y).

      "Excess Cash Flow" means, for any Fiscal Quarter, the excess (if any), of

            (a)  EBITDA for such Fiscal Quarter
over

            (b)  the sum (during such Fiscal Quarter) of

                  (i) Interest Expense of the Borrower actually paid in cash by the Borrower;

      plus

                  (ii) scheduled payments, to the extent actually made, of the principal amount of the Loans pursuant to Section 3.1.1 of the Credit Agreement and scheduled payments, to the extent actually made, with respect to the FF&E Financing;

      plus

                  (iii) the amount of all federal, state and local income taxes
            (whether paid in cash or deferred) of the Borrower paid in cash by the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made in cash by the Borrower in accordance with clause (c) of Section 7.2.6 of the Credit Agreement, subject to the terms thereof;

      plus

                  (iv) the amount of all Restricted Payments on the Borrower
            Series A Preferred Membership Interests made in accordance with clause (d) of Section 7.2.6 of the Credit Agreement;

      plus

                  (v) Capital Expenditures actually made or reserved by the
            Borrower.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Indebtedness" means Indebtedness of the Borrower in existence on the Effective Date (after giving effect to payment of Indebtedness that is being discharged and retired on the Closing Date, including all Indebtedness to be
Paid) and identified in item (b) of Section 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means, the Arrangers' Fee Letter or the Scotiabank Fee
Letter.

      "FF&E" means all furnishings, fixtures and equipment other than the Specified Equipment and the Gaming Equipment.

      "FF&E Financing" means the incurrence of Indebtedness, the proceeds of which are utilized solely to finance or refinance the acquisitions of (or the incurrence of Capitalized Lease Liabilities by the Borrower with respect to) the Gaming Equipment and the Specified Equipment.

      "FF&E Lease" means one or more leases entered into by the Borrower giving rise to synthetic lease liabilities to one or more lessors (the "FF&E Lessors") covering a portion of the FF&E, the Specified Equipment and/or the Gaming Equipment.

      "FF&E Lease Document" means the FF&E Lease and any other document executed and delivered by the Borrower and the FF&E Lessors in connection therewith, as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

      "FF&E Lessor" is defined in the definition of "FF&E Lease".

      "FF&E Reserve" is defined in Section 7.1.3 of the Credit Agreement.

      "Final Completion" means that (r) Design/Build Final Completion shall have occurred, (s) Energy Project Completion shall have occurred, (t) Theater Renovation Completion shall have occurred, (u) all other construction work with respect to the Main Project shall have been substantially completed in accordance with the Main Project Document applicable thereto so as to allow such improvements to be utilized for their intended purposes and in substantial compliance with all Legal Requirements applicable thereto, (v) each of the Hotel Casino, the Energy Project and the Theater shall have received a permanent Main Project Certificate of Occupancy from the Building Department and the Energy Project shall have received all Permits required by the Governmental Instrumentality having or asserting jurisdiction over the operation of the Energy Project (and a copy of each such certificate shall have been delivered to the Administrative Agent), (w) a Notice of Completion shall have been posted with respect to

Hotel/Casino, the Energy Project and the Theater, as required, and recorded in the Office of the County, (x) the Borrower shall have delivered to the Administrative Agent its Final Completion Certificate certifying to the extent set forth therein that all Main Project Punchlist Items have been completed, (y) the Construction Consultant shall have delivered to the Administrative Agent its Final Completion Certificate in which it verifies the statements in items (r),
(s), (t), (u), (v), and (w) and certifies that it is appropriate for the Administrative Agent to rely on the Final Completion Certificate of the Borrower delivered to the Administrative Agent pursuant to item (x) and (z) the Mall Project Parcel and the Music Project Parcel shall be separate legal parcels in accordance with Section 7.1.19 of the Credit Agreement.

      "Final Completion Certificate" means a Borrower's Final Completion Certificate or a Construction Consultant's Final Completion Certificate in the form of Exhibit U-1 or Exhibit U-2 to the Credit Agreement.

      "Final Completion Date" means the date on which Final Completion occurs.

      "Final Plans and Specifications" means, relative to any particular portion of the Work or other improvement, Plans and Specifications for such portion which (x) have received final approval from all Governmental Instrumentalities required to approve such Plans and Specifications prior to completion of the Work or improvements and (y) contain sufficient specificity to permit the completion of such portion of the Work or other improvements.

      "Fiscal Quarter" or "FQ" means a calendar quarter ending on the last day of March, June, September or December; references to a FQ with a following number (e.g., FQ1) refer to the number of Fiscal Quarters then to have elapsed in whole or in part since the Conversion Date.

      "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

      "Fleet Commitment" means, on any date, the Commitment Letter, as originally in effect on the Effective Date, between Fleet National Bank and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

      "Fluor" means Fluor Corporation, a California corporation.

      "Fluor Guaranty" means, on any date, the Fluor Guaranty, as originally in effect on the Effective Date, by Fluor in favor of the Borrower and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Force Majeure Event" means any event which is defined as "Force Majeure" in the Design/Build Contract and/or that causes a delay in the construction of the Main Project and is outside the Borrower's control but only to the extent

            (a) such event does not arise out of (w) the negligence, willful misconduct or inefficiencies of the Borrower, (x) late performance by the Design/Builder or the Architect of Record, (y) any cause or circumstance resulting in delays, stoppage or any other interference with the construction of the Main Project caused by the insolvency, bankruptcy or any lack of funds by the Borrower, any other Project Party, the Energy Provider, the Energy Project Guarantor and/or the Architect of Record or
      (z) delays, stoppage or other interference with the construction of the Main Project caused by the insolvency, bankruptcy or any lack of funds by Aladdin Bazaar, Aladdin Music and/or the construction contractors and project architects with respect to the Mall Project, the Music Project and/or the Energy Project; and

            (b) such event consists of an act of God (such as tornado, flood, hurricane, etc.), fires and other casualties; strikes, lockouts or other labor disturbances (except to the extent taking place at the Site only); riots, insurrections or civil commotions; embargos, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Effective Date, but only to the extent caused by another act, event or condition covered by this clause (b); sabotage; vandalism; the requirements of law, statutes, regulations and other Legal Requirements enacted after the Effective Date (unless the Borrower should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; or any similar types of events;

provided, however, that (x) the Borrower has sought to mitigate the impact of the delay, (y) any delay resulting from the foregoing shall not exceed 365 days and (z) the period during which a Force Majeure Event exists shall commence on the date that the Borrower has given the Administrative Agent written notice describing in reasonable detail the event which constitutes a Force Majeure Event and the Administrative Agent has confirmed the existence of such Force Majeure Event on the date of such notice and shall end on the date that such Force Majeure Event no longer exists, whether or not notice is given to the Administrative Agent, as determined by the Construction Consultant.

      "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4 of the Credit Agreement.

      "GAI, LLC" means GAI, LLC, a Nevada limited-liability company.

      "Gaming Equipment" means the gaming equipment and gaming devices which are regulated gaming devices under any Nevada Gaming Law (such as slot machines, cashless wagering systems and associated equipment) together with all improvements and/or additions thereto financed by the $20,000,000 term loan facility under the GECC Commitment.

      "Gaming License" means any and all duly issued and valid licenses, approvals, registrations, findings of suitability and authorizations relating to gaming at the Hotel/Casino under the Nevada Gaming Laws or required by the Nevada Gaming Authorities or necessary for the operation of gaming at the Hotel/Casino.

      "GECC" means General Electric Capital Corporation.

      "GECC Commitment" means the commitment of GECC to enter into a $60,000,000 synthetic lease facility and a $20,000,000 term loan facility pursuant to that certain commitment letter, dated as of January 23, 1998, between the Borrower and GECC.

      "GECC Intercreditor Agreement" means the Intercreditor Agreement to be entered into between GECC and the Administrative Agent, initially in the form approved by the Administrative Agent determined in good faith in its sole discretion, and as from time to time thereafter amended, supplemented, amended and restated or otherwise modified.

      "Governmental Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including the Nevada Gaming Authorities, any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the F.R.S. Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

      "Ground Lease" means, collectively, the Mall Project Ground Lease, the Music Project Ground Lease and the Energy Project Ground Lease.

      "Guaranteed Maximum Price" means the total costs payable by the Borrower to the Design/Builder for the Work, which costs shall not exceed $267,000,000, except as adjusted in accordance with the Credit Agreement and the Design/Build Contract.

      "Guaranty Deposit Account" is defined in the Borrower Collateral Account Agreement.

      "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the
OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendices VII and VIII of Subpart D of 40 C.F.R.
Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts
116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances or toxic substances in 40 C.F.R. Part 1910; those substances defined as hazardous materials, hazardous substances or toxic substances in any other Environmental Laws; and those substances defined as hazardous materials, hazardous substances or toxic substances in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

      "Hedging Liability" means, relative to any Person, any liability of such Person under any currency exchange agreement, interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, or any other agreement designed to protect such Person against fluctuations in interest rates or currency exchange rates including the Rate Protection Agreement.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Holdings" means Aladdin Gaming Holdings, LLC, a Nevada limited-liability company.

      "Holdings Collateral Account Agreement" means, on any date, the Holdings Collateral Account Agreement, as originally in effect on the Closing Date, between Holdings, the Securities Intermediary and the Disbursement Agent, for the benefit of the Discount Note Indenture Trustee, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Holdings Common Membership Interest" means a Common Share as defined in the Organizational Documents of Holdings.

      "Holdings Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Holdings pursuant to clause (a) of Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-5 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Holdings Series A Preferred Membership Interests" means the Series A Preferred Shares as defined in the Organizational Documents of Holdings and issued to LCNI or Sommer Enterprises pursuant thereto in consideration for any payments to the Borrower required by London Clubs, the Trust or AHL pursuant to the Keep-Well Agreement, the Completion Guaranty or the Noteholder Completion Guaranty, as the case may be, when such payments are Cash Equity Contributions (as defined in the Keep-Well Agreement).

      "Holdings Series B Preferred Membership Interests" means the Series B Preferred Shares as defined in the Organizational Documents of Holdings and issued to LCNI or Sommer Enterprises pursuant thereto in consideration for any payments to the Borrower required by London Clubs, the Trust or AHL pursuant to the Keep-Well Agreement when such payments are Cash Equity Contributions (as defined in the Keep-Well Agreement).

      "Hotel" is defined in clause (a) of the fourth recital of the Credit Agreement.

      "Hotel/Casino" is defined in clause (a) of the fourth recital of the Credit Agreement.

      "Hotel/Casino Component" means the portion of the Complex described in Exhibit N-8 to the Credit Agreement.

      "Hotel/Casino Component Funding Source" means the Land Equity, the London Clubs Contribution, the proceeds of the Borrower Series A Preferred Membership Interests, the Loans, the Approved Equipment Funding Commitments, the amounts payable to the Borrower by Aladdin Bazaar pursuant to Section 4.5 of the Site Work Agreement, together with any amounts payable under the Completion Guaranty from time to time.

      "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any other Aladdin Party, LCNI, London Clubs Holdings or London Clubs, any qualification or exception to such opinion or certification

            (a) which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section
      7.2.4 of the Credit Agreement.

      "Imposition" means any real estate tax, payment in lieu of taxes or other assessment levied, assessed or imposed against the portion of the Site owned by the Borrower, and any water rates, sewer rentals or other governmental, municipal or public dues, charges or impositions, of every nature and to whomever assessed, that may now or hereafter be levied or assessed upon the portion of the Site owned by the Borrower, or upon the rents, issues, income, proceeds or profits thereof, whether the Imposition is levied directly or indirectly against such portion of the Site owned by the Borrower or as excise taxes or income taxes.

      "Improvement" means any building, structure or other improvements to be located or constructed on the Main Project Parcel.

      "In Balance" will be deemed to exist when (x) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, (y) after giving effect to the requested Credit Extension, the Available Funds allocated to each Line Item Category equals or exceeds for such Line Item Category the aggregate of (1) the costs required to complete such Line Item Category, (2) the Retainage Amount to be paid to Persons who have supplied labor or materials in connection with such Line Item Category and (3) the amount required to pay interest and all other amounts due under the Credit Agreement and the Approval Equipment Funding Commitments at the maximum rate of interest set forth in the Main Project Budget through the Conversion Date and (z) the Guaranteed Maximum Price remains in effect.

      "including" and "include" means including, without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" means, relative to any Person, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (or reimbursement agreements in respect thereof), whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (e) net liabilities of such Person under all Hedging Liabilities;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding, however, prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (x) the Indebtedness of any Person shall include the proportion of Indebtedness of any partnership in which such Person is a general partner or joint venturer with liability for the entire indebtedness of the joint venture and (y) the amount of any Indebtedness outstanding as of any date shall be (1) the accredited value thereof, in the case of Indebtedness issued with original issue discount and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indebtedness to be Paid" means the Indebtedness identified in Item 5.1.10 on the Disclosure Schedule.

      "Indemnified Liability" is defined in Section 10.4 of the Credit
Agreement.

      "Indemnified Party" is defined in Section 10.4 of the Credit Agreement.

      "Independent Consultant" means the Construction Consultant, the Insurance Consultant, the Environmental Consultant or their successors engaged pursuant to the Credit Agreement.

      "Indirect Cost" means any Main Project Cost which is not a Direct Cost, including appraisal fees, the Term A Loan Commitment Fee, the Term B and Term C Loan Commitment Fee, the fees set forth in the Fee Letters, interest on the Loans prior to the Conversion Date, brokers' commissions, fees of the Independent Consultants, insurance during construction, surety bond premiums, cost of surveys, Impositions during construction, title examination and title insurance premiums, recording expenses in connection with the Deed of Trust and other Security Documents and fees and disbursements of the attorneys for the Administrative Agent.

      "Instrument" means any contract, agreement, indenture, mortgage, deed of trust, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

      "Insurance Consultant" means Sedgwick of Tennessee, Inc. or its successor appointed pursuant to Section 9.8 of the Credit Agreement.

      "Insurance Requirement" means any provisions of any insurance policy covering or applicable to the Borrower, the Main Project or any portion thereof, all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any body exercising similar functions) applicable to or affecting the Main Project or any portion thereof, any use or condition thereof or the Borrower.

      "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter (or such shorter portion of any Fiscal Quarter after the occurrence therein of the Conversion Date and each of the three immediately prior Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) of:

            (a) EBITDA for such period

to

            (b) Interest Expense of the Borrower for such period;

provided, however, that in computing the Interest Coverage Ratio for any such period ending on or prior to the first anniversary of the Conversion Date, the amount determined pursuant to clause (b) shall equal the product of (x) the Interest Expense for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

      "Interest Expense" means, for any period, the aggregate cash interest expense (net of cash interest income) of the Borrower (including, to the extent the Borrower has any Contingent Liability in respect of such interest expense, the interest expense of other Persons) for such period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding, however, deferred financing costs and other non-cash interest expense.

      "Interest Payment Account" means the account established by the Borrower with the Disbursement Agent pursuant to the Borrower Collateral Account Agreement into which the proceeds of the Loans shall be deposited by the Administrative Agent from time to time.

      "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
Section 2.4 of the Credit Agreement and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or, if then generally available from all Lenders, twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or Section
2.4 of the Credit Agreement; provided, however, that

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates,

                        (a) in the case of Term A Loans made or maintained as LIBO Rate Loans, occurring on more than eight different dates,

                        (b) in the case of Term B Loans made or maintained as LIBO Rate Loans, occurring on more than four different dates, and

                        (c) in the case of Term C Loans made or maintained as LIBO Rate Loans, occurring on more than four different dates;

            (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (including Affiliates) (excluding, however, commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

            (b) any Contingent Liability of such Person incurred in connection with loans or advances described in clause (a);

            (c) any ownership or similar interest held by such Person in any other Person; and

            (d) any other item that is or would be classified as an investment on a balance sheet of such Person prepared in accordance with GAAP.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment. If Holdings or any Subsidiary of Holdings sells, assigns, transfers or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect thereto, such Person is no longer a Subsidiary of Holdings, Holdings or such Subsidiary shall be deemed to have made an Investment on the date of such sale, assignment, transfer or other disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold, assigned, transferred or otherwise disposed of in an amount determined as provided in clause (d) of Section 7.2.6 of the Credit Agreement.

      "Issuance Fee or Expense" means any fee or expense incurred by the Borrower in connection with the raising of debt or equity to finance the Main Project which is paid on or before the Closing Date as more fully set forth on
Schedule IX to the Credit Agreement.

      "Issuer" means Scotiabank in its capacity as issuer of the Letters of Credit. At the request of Scotiabank, another Lender or an Affiliate of Scotiabank may issue one or more Letters of Credit under the Credit Agreement.

      "Keep-Well Agreement" means, on any date, the Keep-Well Agreement, as originally in effect on the Closing Date, by the Sponsors and ABH in favor of the Lenders substantially in the form of Exhibit D to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Knowledge" of any Obligor means, at any time and relative to any matter, knowledge which the Authorized Representatives of such Obligor would have after inquiring of the current employees of such Obligor and its Subsidiaries who would reasonably be expected to have knowledge regarding such matter, whether or not such Authorized Representatives actually made inquiry of such employees.

      "Land Equity" is defined in clause (a) of the fifth recital of the Credit Agreement.

      "LCNI" means London Clubs Nevada Inc., a Nevada corporation.

      "LCNI Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of LCNI pursuant to clause (b) of
Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-6 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Legal Requirement" means, relative to any Person or property, all laws (including Nevada Gaming Laws, if applicable), statutes, codes, regulations, rules, acts, ordinances, permits, licenses, authorizations, directions and requirements of all Governmental Instrumentalities, departments, commissions, boards, courts, authorities, agencies, officials and officers, and any deed restrictions or other requirements of record, applicable to such Person or such property, or any portion thereof or interest therein or any use or condition of such property or any portion thereof or interest therein (including those relating to zoning, planning, subdivision, building, safety, health, use, environmental quality and other similar matters).

      "Lender" is defined in the preamble of the Credit Agreement and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to Section 10.11.1 of the Credit Agreement.

      "Lender Assignment Agreement" means a lender assignment agreement substantially in the form of Exhibit H to the Credit Agreement.

      "Lender Default" means (x) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.6.1 of the Credit Agreement or (y) a Lender having notified the Administrative Agent or the Borrower that it does not intend to comply with its obligations under Section 2.3 or under Section 2.6.1 of the Credit Agreement, in either case, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

      "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and consultants' and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Lender or any of such Lender's parent and subsidiary corporations, and their Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

            (a) any Hazardous Substances on, in, under or affecting all or any portion of any property of the Borrower, any of the Borrower's Subsidiaries or Aladdin Bazaar, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar or any of their respective properties;

            (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12 of the Credit Agreement;

            (c) any violation or claim of violation by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar of any Environmental Laws; or

            (d) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Substances by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar, or in connection with any property owned or formerly owned by the Borrower, any of the Borrower's Subsidiaries, any other Aladdin Party or Aladdin Bazaar, as the case may be.

      "Lender's Tax" is defined in Section 4.6 of the Credit Agreement.

      "Letter of Credit" is defined in Section 2.1.2 of the Credit Agreement.

      "Letter of Credit Commitment" means, (x) relative to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 of the Credit Agreement and (y) relative to each Lender (other than the Issuer) that has a Term A Loan Commitment, the obligation of such Lender to participate in Letters of Credit pursuant to Section 2.6.1 of the Credit Agreement.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 of the Credit Agreement.

      "Letter of Credit Disbursement" is defined in Section 2.6.2 of the Credit Agreement.

      "Letter of Credit Disbursement Date" is defined in Section 2.6.2 of the Credit Agreement.

      "Letter of Credit Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Representative of the Borrower substantially in the form of Exhibit L-2 to the Credit Agreement.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

            (b) the then aggregate amount of all unpaid and outstanding Letter of Credit Reimbursement Obligations.

      "Letter of Credit Reimbursement Obligation" is defined in Section 2.6.3 of the Credit Agreement.

      "Letter of Credit Stated Expiry Date" is defined in Section 2.6 of the Credit Agreement.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rate per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent in the London, England interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loans and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate          =                 LIBO Rate
    (Reserve Adjusted)            --------------------------------
                                  1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect, and the applicable rates furnished to and received by the Administrative Agent from the Lenders, two Business Days before the first day of such Interest Period.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Lien" means, relative to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest therein).

      "Line Item" means each of the individual line items set forth in the Main Project Budget.

      "Line Item Category" means each of the following line item categories of the Main Project Budget:

            (a) Construction Costs;

            (b) Indirect Costs;

            (c) Indirect Fees;

            (d) General FF&E;

            (e) Gaming Equipment;

            (f) Owner FF&E;

            (g) Theming;

            (h) Project Contingency;

            (i) Mall Project Reimbursement;

            (j) Capitalized Interest;

            (k) Fees/Other Expenses;

            (l) Retirement of Existing Debt;

            (m) Retirement of Partnership Debt;

            (n) Pre-Opening Expenses;

            (o) Working Capital;

            (p) Investment in Aladdin Music; and

            (i) Land/Infrastructure Contract.

      "Loan" means a Term A Loan, a Term B Loan or a Term C Loan of any type.

      "Loan Document" means, collectively, the Credit Agreement, the Notes, the Letters of Credit, each Pledge Agreement, each Rate Protection Agreement, each Borrowing Request, each Letter of Credit Issuance Request, the Security Agreement, the Keep-Well Agreement, the Completion Guaranty, the GECC Intercreditor Agreement, the Trademark Security Agreement, the Deed of Trust, the Disbursement Agreement, the Mall Project Completion Assignment, the Fee Letters, the Environmental Indemnity, the Assignment of Contracts, the Assignment of Consulting Agreement, the Assignment of Design/Build Contract, the Assignment of Salle Privee Agreement, the Assignment of Project Management Agreement, the Borrower Collateral Account Agreement, the Holding Collateral Account Agreement, the Servicing and Collateral Account Agreement, the Design/Builder Consent and Acknowledgment and any other agreement, certificate, document or Instrument delivered in connection with the Credit Agreement and such other agreements, whether or not specifically mentioned herein or therein.

      "London Clubs" means London Clubs International, plc, a company registered in England and Wales.

      "London Clubs Contribution" means the $50,000,000 cash contribution by London Clubs indirectly through London Clubs Holding and LCNI in consideration for Common Membership Interests in Holdings.

      "London Clubs Holdings" means London Clubs Holdings, Ltd., a company registered in England and Wales.

      "London Clubs Parties" means, collectively, London Clubs and LCNI.

      "London Clubs Purchase Agreement" means the Amended and Restated Purchase Agreement, dated the Effective Date, among London Clubs, LCNI, AHL, Sommer Enterprises, the Trust, Holdings and the Borrower as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Loss Proceeds" is defined in Section 7.1.20 of the Credit Agreement.

      "Loss Proceeds Account" is defined in the Borrower Collateral Account Agreement.

      "Main Project" is defined in clause (a) of the fourth recital of the Credit Agreement.

      "Main Project Budget" means a budget in substantially the form of Exhibit X-2 to the Credit Agreement (as amended from time to time in accordance with Section 7.2.18 of the Credit Agreement) which shall include (w) a breakdown of all Direct Costs and Indirect Costs by Line Item Categories as set forth on the Trade Detail Report, together with a schedule of costs by trades and Main Project Costs (including Main Project Costs incurred prior to, as well as after, the Effective Date, the Pre-Opening Expenses, the Issuance Fees or Expenses, Debt Service and initial working capital required to operate the Main Project on and after the Opening Date) which (1) are to be paid from the Hotel/Casino Component Funding Sources and (2) are to be constructed and paid for by the Borrower pursuant to the Site Work Agreement for improvements to the Mall Project, (x) a schedule setting forth the FF&E which is to be purchased from the proceeds of the Loans (which FF&E shall not include any Gaming Equipment and/or Specified Equipment), (y) a drawdown schedule for Advances necessary to achieve Final Completion and such other information relative to such Main Project Costs and the funding thereof as the Administrative Agent may reasonably require and
(z) a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Main Project), broken down by Construction Component and Line Item. The Main Project Costs shall not exceed $724,000,000.

      "Main Project Budget/Schedule Amendment Certificate" means a Main Project Budget/Schedule Amendment Certificate substantially in the form of Exhibit X-3 to the Credit Agreement.

      "Main Project Certificate of Occupancy" means a permanent or temporary certificate of occupancy, in either case, for the portion of the Main Project specified in such certificate of occupancy issued by the Building Department pursuant to applicable Legal Requirements which permanent or temporary certificate of occupancy shall permit such portion of the Main Project to be used for its intended purposes, shall be in full force and effect and, in the case of a temporary certificate of occupancy, if such temporary certificate of occupancy shall provide for an expiration date, any Main Project Punchlist Items which must be completed in order for such temporary certificate of occupancy to be renewed or extended shall be completed no later than 15 days prior to the applicable expiration date.

      "Main Project Costs" means all costs incurred or to be incurred in accordance with the Main Project Budget in connection with the development, design, engineering, procurement, installation, construction, Final Completion and opening of the Main Project, including:

            (a) all costs incurred under the Design/Build Contract and the Contracts;

            (b) interest accruing under the Credit Agreement, the other Loan Documents and the Approved Equipment Funding Commitments prior to the Conversion Date;

            (c) reasonable financing and closing costs related to the Main Project until the Conversion Date, including insurance costs (including, with respect to directors and officers insurance, costs relating to such insurance extending beyond the Conversion Date), guarantee fees, legal fees and costs and expenses, financial advisory fees and expenses, technical fees and expenses (including fees and expenses of the Construction Consultant, the Environmental Consultant and the Insurance Consultant), commitment fees, management fees, agency fees (including fees and expenses of the Disbursement Agent and the Administrative Agent), interest, taxes (including value-added tax and Restricted Payments made in accordance with clause (c) of Section 7.2.6 of the Credit Agreement) and other out-of-pocket expenses payable by the Borrower under all documents related to the financing and construction of the Main Project until the Conversion Date;

            (d) the costs of acquiring Permits for the Main Project prior to the Final Completion Date (including Permits required for the operation of the Main Project subsequent to the Final Completion Date);

            (e) costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds;

            (f) amounts due under the Energy Project Service Agreement prior to the Conversion Date; and

            (g) without duplication, working capital costs.

      "Main Project Document" means, collectively, the Design/Build Contract, the Fluor Guaranty, the Contracts, the Energy Project Service Agreement, the Energy Project Ground Lease, the Mall Project Ground Lease, the Music Project Ground Lease, the Theater Lease (if entered into), the Reciprocal Easement Agreement, the Common Parking Area Use Agreement, the Site Work Agreement, the Project Management Agreement, the Development Agreement or any other document or agreement entered into on, prior to or after the Effective Date, relating to the development, construction, maintenance or operation of the Main Project (other than the Loan Documents and the Discount Note Trust Indenture), as the same may be amended from time to time in accordance with the terms and conditions of the Credit Agreement and thereof.

      "Main Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of the Borrower or appurtenant to the Main Project Parcel, including those easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

      "Main Project Intended Use" means each intended use of the Main Project, as more particularly set forth on Exhibit O to the Credit Agreement.

      "Main Project Parcel" means the portion of the Site described on Exhibit N-3 to the Credit Agreement together with the Main Project Easements.

      "Main Project Punchlist Completion Certificate" means the Main Project Punchlist Completion Certificate substantially in the form of Exhibit V to the Credit Agreement.

      "Main Project Punchlist Item" means any minor or insubstantial detail of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of any portion of the Main Project for its intended purposes or the ability of the owner of the Main Project or the Energy Project Provider, as applicable, to perform work that is necessary or desirable to prepare such portion of the Main Project for such use or occupancy; provided, however, that, in all events, "Main Project Punchlist Items" shall include the items set forth in the punchlist to be delivered by the Borrower in connection with Substantial Completion (as defined in the Design/Build Contract) and all items that are listed on the "punchlists" furnished by the Building Department, the Nevada Department of Transportation or the Clark County Department of Public Works in connection with, or after, the issuance of a temporary Main Project Certificate of Occupancy for the portion of the Main Project covered thereby as those that must be completed in order for the Building Department to issue a permanent Main Project Certificate of Occupancy.

      "Main Project Security" means all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Operative Documents.

      "Major Contractor" means a Contractor who is party to a Material Main Project Document.

      "Mall Project" is defined in clause (b) of the fourth recital of the Credit Agreement.

      "Mall Project Completion Assignment" means, on any date, the Mall Project Completion Assignment, as originally in effect on the Closing Date, from Holdings in favor of the Lenders substantially in the form of Exhibit G to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Mall Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of Aladdin Bazaar or appurtenant to the Mall Project Parcel, including those certain easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

      "Mall Project Ground Lease" means, on any date, the Lease, as originally in effect on the Effective Date, between the Borrower and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Mall Project Parcel" means the portion of the Site described on Exhibit N-4 to the Credit Agreement, together with the Mall Project Easements.

      "Mall Project Parcel Creation Date" means the date on which the Mall Project Parcel is created in accordance with clause (b) of Section 7.1.19 of the Credit Agreement.

      "Mandatory Prepayment" is defined in clause (c) of Section 3.1.1 of the Credit Agreement.

      "Material Adverse Effect" means (x) a material adverse effect on the financial condition, business, property, prospects of the Borrower or on its ability to perform in all material respects its obligations under any Operative Document to which it is a party, (y) a material adverse effect on the financial condition, business, property, prospects and ability of any other Project Party to perform in all material respects its obligations under any Operative Document to which it is a party or (z) a material impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Administrative Agent, the Issuer or the Lenders under the Credit Agreement or any other Operative Document; provided, however, that whenever the term "Material Adverse Effect" is used in a representation or warranty made by the Borrower, such representation or warranty as it relates to clause (y) above shall be deemed to have been made to the Borrower's Knowledge.

      "Material Main Project Document" means the Mall Project Ground Lease, the Music Project Ground Lease, the Reciprocal Easement Agreement, the Site Work Agreement, the Common Parking Area Use Agreement, the Energy Project Ground Lease, the Energy Project Service Agreement, the Theater Lease, the Design/Build Contract, the Fluor Guaranty, the Project Management Agreement, the Development Agreement any other material agreement, certificate, document or Instrument delivered in connection with or by the Borrower and any other Person to any Material Main Project document and such other agreements, whether or not specifically mentioned herein or therein and, without duplication, any Main Project Document with a total contract amount in excess of $2,500,000.

      "Membership Interest" means, relative to any Person which is a limited liability company, a membership interest or a limited liability company interest, as the case may be, of such Person.

      "Merrill Lynch" is defined in the preamble of the Credit Agreement.

      "Minimum Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, commencing with the close of the Fiscal Quarter in which the Conversion Date occurs, the ratio computed for the period consisting of such Fiscal Quarter (or such shorter period of any Fiscal Quarter after the occurrence therein of the Conversion Date and each of the three immediately prior Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) of:

            (a) EBITDA (for all such Fiscal Quarters or such shorter period, as the case may be and determined for any period ending on or prior to the first anniversary of the Conversion Date, consistently with the proviso to the definition of "EBITDA");

to

            (b) the sum (for all such Fiscal Quarters or such shorter period, as the case may be) of

                  (i)  Interest Expense;

      plus

                  (ii) scheduled principal repayments of the Loans pursuant to clauses (b) and (c) of Section 3.1.1 of the Credit Agreement after giving effect to any reductions in such scheduled principal repayments attributable to any optional or mandatory prepayments of the Loans and scheduled payments made with respect to the FF&E Financing;

      plus

                  (iii) the amount of all federal, state and local income taxes
            (whether paid in cash or deferred) of the Borrower paid by the Borrower or, if the Borrower is treated as a pass-through entity or is not treated as a separate entity for United States federal income tax purposes, the amount of Restricted Payments made by the Borrower in accordance with clause (c) of Section 7.2.6 of the Credit Agreement, subject to the terms thereof, in each case, in cash during such Fiscal Quarters;

      plus

                  (iv) Restricted Payments of the types described in clause (d)
            of Section 7.2.6 of the Credit Agreement made in cash during such Fiscal Quarters;

      plus

                  (v) Capital Expenditures of the Borrower actually made or
            reserved during all such Fiscal Quarters pursuant to Section 7.2.7 of the Credit Agreement;

provided, however, that in computing the Minimum Fixed Charge Coverage Ratio for any such period ending on or prior to the first anniversary of the Conversion Date, the amount determined pursuant to clause (b) shall equal the product of
(x) the sum of the amounts determined pursuant to clause (b) for such period multiplied by (y) a fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days that have elapsed in such period.

      "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

      "Music Investment Prepayment" is defined in clause (d) of Section 3.1.1 of the Credit Agreement.

      "Music Project" is defined in clause (c) of the fourth recital of the Credit Agreement.

      "Music Project Easement" means any easement appurtenant, easement in gross, license agreement or other right running for the benefit of Aladdin Music or appurtenant to the Music Project Parcel, including those certain easements and licenses described in the Reciprocal Easement Agreement and each Title Policy.

      "Music Project Ground Lease" means, on any date, the Lease, as originally in effect on the Effective Date, between the Borrower and Aladdin Music and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Music Project Parcel" means the portion of the Site described on Exhibit N-5 to the Credit Agreement, together with the Music Project Easements.

      "Music Project Parcel Creation Date" means the date on which the Music Project Parcel is created in accordance with clause (c) of Section 7.1.19 of the Credit Agreement.

      "Net Distribution Amount" means, for any period, the amount of fees paid to AMH under any keep-well agreement relating to the Music Project and then paid as distributions in cash to the Borrower by AMH to the extent permitted thereunder.

      "Net Income" means, for any period, the aggregate of all amounts (including extraordinary losses) which, in accordance with GAAP, would be included in determining net income on the financial statements of the Borrower for such period (excluding, however, (x) all amounts in respect of any extraordinary gains and any non-cash income and (y) net income of any Subsidiary, other than any Net Distribution Amount paid in cash to the Borrower during such period).

      "Net Worth" means the net worth of the Borrower determined in accordance with GAAP.

      "Nevada Gaming Authority" means the Nevada Gaming Commission, the Nevada State Gaming Control Board or the Clark County Liquor and Gaming Licensing Board.

      "Nevada Gaming Law" means the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, and Clark County Code Sections 8.04.010 to 8.04.310 and 8.20.010 to 8.20.580, as amended from time to time.

      "Non-Defaulting Lender" means and includes each Lender other than a "Defaulting Lender".

      "Note" means a Term A Note, a Term B Note, a Term C Note or a Registered Note.

      "Note Construction Disbursement Account" is defined in the Holdings Collateral Account Agreement.

      "Noteholder Completion Guaranty" means, on any date, the Noteholder Completion Guaranty, as originally in effect on the Effective Date, by the Completion Guarantors in favor of the Discount Note Indenture Trustee (for the benefit of the Discount Noteholders) as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "NRS" means Nevada Revised Statutes.

      "Obligations" means (x) all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower under the Credit Agreement to any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Disbursement Agreement, any of the Loan Documents or any of the other Operative Documents, including all interest, fees, charges, expenses, attorneys' fees, consultants' fees and accountants' fees chargeable to the Borrower in connection with such Person's dealings with the Borrower and payable by the Borrower under the Credit Agreement or thereunder; (y) any and all sums advanced by the Lenders in order to preserve the Main Project Security or preserve any Secured Parties' security interest in the Main Project Security, including all protective advances; and
(z) in the event of any proceeding for the collection or enforcement of, or any "working out" of, the Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Main Project Security, or of any exercise by any Secured Party of its rights under the Operative Documents, together with reasonable attorneys' fees and court costs.

      "Obligor" means, as the context may require, the Borrower, each other Aladdin Party, LCNI, London Clubs Holdings, London Clubs, each Sponsor, each Completion Guarantor and each other Person (other than the Agents, the Issuer or any Lender) to the extent such Person is obligated under the Credit Agreement or any other Operative Document.

      "Ongoing Investment" is any Investment listed in Item 7.2.5(a) on the Disclosure Schedule.

      "On Schedule Certificate" means a certificate in the form of Exhibit AA to the Credit Agreement.

      "Opening Condition" means, collectively, the following:

            (a) Substantial Completion shall have occurred;

            (b) the Hotel/Casino shall have received a Main Project Certificate of Occupancy from the Building Department (and a copy of such certificate shall have been delivered to the Administrative Agent);

            (c) each remaining Main Project Punchlist Item with respect to the Hotel/Casino and the completion thereof shall be such that it will not interfere with or disrupt the operation of the Main Project for its intended purposes or detract from the aesthetic appearance of the Main Project other than to a de minimis extent, as reasonably determined by the Owner Representative and confirmed by the Construction Consultant;

            (d) the failure to complete each remaining Main Project Punchlist Item would not interfere with or disrupt the operation of the Main Project for its intended purposes or detract from the aesthetic appearance of the Main Project other than to a de minimis extent, as reasonably determined by the Owner Representative and confirmed by the Construction Consultant; and

            (e) the Borrower shall have available a fully trained staff to operate the Hotel/Casino in accordance with first-class industry standards for a hotel/casino operation of similar size and location.

      "Opening Date" means the date on which all of the Opening Conditions are satisfied.

      "Operating" means the first time that (t) all Gaming Licenses have been granted and are not then revoked or suspended, (u) all Liens (other than Permitted Liens) related to the development, construction, and equipping of the Main Project have been paid or, if payment is not yet due or if such payment is contested in good faith by Borrower, either (1) sufficient funds remain in the Construction Note Disbursement Account to discharge such Liens or (2) such Liens have been bonded, (v) the Construction Consultant, the Design/Builder and the Architect of Record shall have delivered one or more certificates to the Administrative Agent each certifying that the Main Project is Complete in all material respects in accordance with the Plans and Specifications and all applicable Legal Requirements, (w) the Main Project is in a condition (including installation of FF&E) to receive invitees in the ordinary course of business,
(x) gaming and other operations in accordance with applicable Legal Requirements are open to the general public and are being conducted at the Hotel/Casino, (y) a Main Project Certificate of Occupancy has been issued for the Main Project by the Building Department and (z) a notice of completion of the Main Project has been duly recorded.

      "Operating Costs" means all actual cash costs incurred by the Borrower and related to the operation of the Main Project or any portion thereof in the ordinary course of business, including costs incurred for labor, consumables, utility services and all other operation-related costs; provided, however, that
(x) Operating Costs shall not include non-cash charges (including depreciation and amortization) and (y) Debt Service shall constitute Operating Costs from and after the Conversion Date but not prior to such date.

      "Operative Document" means any Loan Document or Main Project Document.

      "Organizational Document" means, relative to any Obligor, as applicable, its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, articles of organization, operating agreement, limited liability company or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of capital stock.

      "Outside Completion Deadline" means the date which is 28 months following the Effective Date, time being of the essence; provided, however, if a Force Majeure Event occurs, then the Borrower shall be permitted to extend the Completion Date for up to one year subject to the satisfaction by the Borrower of the conditions to such extension as set forth in the definition of "Force Majeure Event".

      "Owner Representative" means Tishman Construction Corporation of Nevada.

      "Participant" is defined in Section 10.11.2 of the Credit Agreement.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (excluding, however, a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans, Term B Loans or Term C Loans, as the case may be, as set forth opposite its signature to the Credit Agreement under the applicable column heading or as set forth in a Lender Assignment Agreement under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1 of the Credit Agreement. A Lender shall not have any Commitment to make Term A Loans, Term B Loans or Term C Loans, as the case may be, if its percentage under the applicable column heading is zero percent (0%).

      "Permit" means any material building, construction, land use, environmental or other permit, license, franchise, approval, consent and authorization (including central bank and planning board approvals from applicable Governmental Instrumentalities and approvals required under the Nevada Gaming Law) required for or in connection with the construction, ownership, use, occupation and operation of the Main Project and the transactions provided for in the Credit Agreement and the other Operative Documents.

      "Permitted Encumbrance" means any encumbrance against all or a portion of the Site as set forth in Exhibit BB to the Credit Agreement.

      "Permitted Exception" means any exception to title to all or a portion of the Site as set forth in Exhibit CC to the Credit Agreement.

      "Permitted Lien" means any of the following types of Liens (excluding, however, any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim and any such Lien expressly prohibited by any applicable terms of any of the Operative Documents or the Discount Note Indenture):

            (a)  Liens in favor of the Borrower;

            (b) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Main Project; provided, however, that the Borrower has obtained a title insurance endorsement insuring against losses arising therewith or, if such Lien arises after completion of the Main Project, the Borrower has bonded such Lien within a reasonable time after becoming aware of the existence of such Lien;

            (c) Liens securing the Obligations under the Operative Documents;

            (d) Liens existing on the Effective Date and set forth in Item 7.2.3 of the Disclosure Schedule;

            (e) (x) Liens for Impositions or (y) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Main Project, in the case of each of items (x) and (y), with respect to amounts that either (1) are not yet delinquent or (2) are being diligently contested in good faith by appropriate proceedings, provided, however, that, in each case, any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (f) easements, rights-of-way, avigational servitude, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Borrower;

            (g) Liens created by the Reciprocal Easement Agreement;

            (h) Liens created by the Disbursement Agreement;

            (i) licenses of patents, trademarks and other intellectual property rights granted by the Borrower in the ordinary course of business;

            (j) any judgment attachment or judgment Lien not constituting an Event of Default;

            (k) subject to the terms of the GECC Intercreditor Agreement, Liens to secure all obligations under the FF&E Financing; provided, however, that (x) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased with the proceeds thereof and (y) the aggregate principal amount of such Indebtedness including any Permitted Refinancing Indebtedness incurred to refinance or replace any Indebtedness secured by such Lien does not exceed $80,000,000 (including obligations characterized as operating leases or other off-balance sheet financing arrangements) outstanding at any time;

            (l) Liens securing obligations arising under the Contribution Agreement and between the parties thereto so long as such Liens cannot be enforced by the holder thereof until all Obligations have been paid in cash in full, all Letters of Credit have been terminated or expired and all Commitments have terminated provided, however, that to the extent any distributions on any relevant Capital Stock or Membership Interests, as the case may be, are permitted to be made to the shareholders or members, as the case may be, in respect thereof under the Loan Documents, such holder shall be permitted to enforce such Liens (including by causing the redirection of any such distribution to such holder);

            (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (excluding, however, obligations for the payment of borrowed money), incurred in the ordinary course of business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Main Project Security on account thereof, (x) for amounts not yet overdue or (y) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Main Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Main Project Security on account of such Lien;

            (n) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time due and payable or which is being contested in good faith by appropriate governmental proceedings promptly instituted and diligently contested, so long as (x) such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor through an allocation in the Trade Detail Report and (y) in case of any charge or claim which has or may become a Lien against any of the Main Project Security, such contest proceedings conclusively operate to stay the sale of any portion of the Main Project Security to satisfy such charge or claim;

            (o) Liens created by the Common Parking Area Use Agreement; and

            (p) Liens created pursuant to Permitted Refinancing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien and is permitted under Section 7.2.2 of the Credit Agreement and which has been incurred in accordance with such Section; provided, however, that such Liens do not extend to cover any property or assets of the Borrower not already securing the Indebtedness so refinanced.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower; provided, however, that (u) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (v) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (w) such Indebtedness is incurred by the Borrower as the Obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (x) the security, if any, for the Permitted Refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of such refinancing Indebtedness), (y) the holders of the Permitted Refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (z) the Permitted Refinancing Indebtedness is subordinated to the same degree, if any, as the Indebtedness being refinanced.

      "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, Governmental Instrumentality, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Planet Hollywood" means Planet Hollywood International, Inc.

      "Plans and Specifications" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Main Project that are listed on Schedule VII to the Credit Agreement, as the same may be (x) finalized in a manner that reflects a natural evolution of their status on the date of the Credit Agreement and in a manner consistent with the standards set forth in Section 7.2.17 of the Credit Agreement and (y) amended in accordance with Section 7.2.17 of the Credit Agreement.

      "Pledge Agreement" means, as the context may require, the Holdings Pledge Agreement, the LCNI Pledge Agreement, the Sommer Enterprises Pledge Agreement, the AHL Pledge Agreement, the Enterprises Pledge Agreement, the Borrower Pledge Agreement or the AMH Pledge Agreement.

      "Pledged Entity" means, at any time, each Person in respect of which the Lenders have been granted, at such time, a security interest in and to, or a pledge of, any of the issued and outstanding interests or shares of Capital Stock of such Person.

      "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or distributions, as applicable, or upon liquidation, dissolution or winding up.

      "Pre-Opening Expense" means any expense of the type listed in Schedule VIII to the Credit Agreement.

      "Pre-Opening Revenues" means all operating revenues received by the Borrower with respect to the Main Project prior to the Opening Date.

      "Process Agent" is defined in Section 10.14 of the Credit Agreement.

      "Project Management Agreement" means, on any date, the Project Management Agreement, as originally in effect on the Effective Date, between AHL and the Owner Representative and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Project Party" means the Borrower, AHL, Sommer Enterprises, Capital, Holdings, London Clubs, LCNI, the Design/Builder or Fluor.

      "Quarterly Payment Date" means the last Business Day of each March, June, September and December.

      "Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement entered into by the Borrower in respect of the Loans pursuant to the terms of the Credit Agreement under which the counterparty to such agreement is (or, at the time such Rate

Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender reasonably acceptable to the Administrative Agent.

      "Real Property" means, relative to any Person, such Person's present and future right, title and interest (including any leasehold estate) in

            (a)  any plots, pieces or parcels of land;

            (b) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever;

            (c) any other interests in property constituting appurtenances to the Site, or which hereafter shall in any way belong, relate or be appurtenant thereto; and

            (d) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (c).

      "Realized Savings" means:

            (a) the portion of any decrease to the Guaranteed Maximum Price retained or to be retained by the Borrower in accordance with the provisions of Attachment H to the Design/Build Contract in the "Cost of the Work" (as defined in Section 3 of Attachment G to the Design/Build Contract) contemplated by a Line Item but only to the extent that the Guaranteed Maximum Price has been reduced as a result of such decrease in the anticipated "Cost of the Work" as approved in writing by the Design/Builder and such reduction is confirmed by the Construction Consultant;

            (b) with respect to the Construction Period Interest Line Item, a decrease in the anticipated cost of construction period interest resulting from (x) a decrease in the interest rates payable by the Borrower prior to the date which is six months after the Conversion Date as determined by the Administrative Agent with the reasonable concurrence of the Borrower taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the Bank Credit Facility for the payment of Main Project Costs or (y) the anticipated Conversion Date being earlier than the date set therefor in the Construction Benchmark Schedule as determined by the Owner Representative with the reasonable concurrence of the Construction Consultant; and

            (c) with respect to any other Line Item, the amount by which the total cost allocated to such Line Item exceeds the total cost incurred by the Borrower to complete all aspects of the Work contemplated by such Line Item which amount shall not be established until the Borrower has actually completed 90% of all such Work;

in each case, which is documented by the Borrower in a Realized Savings Certificate substantially in the form of Exhibit W to the Credit Agreement, duly executed and completed with all exhibits and attachments thereto.

      "Reciprocal Easement Agreement" means, on any date, the Construction, Operation and Reciprocal Easement Agreement, as originally in effect on the Effective Date, by and among the Borrower, Aladdin Bazaar and AMH and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Register" is defined in clause (b) of Section 2.8 of the Credit
Agreement.

      "Registered Note" is defined in Section 2.8 of the Credit Agreement, in the form of Exhibit A-4 to the Credit Agreement (as such promissory note may be amended, endorsed or otherwise modified from time to time).

      "Release" means a "release", as such term is defined in CERCLA.

      "Remaining Costs" means, without duplication, the sum of (w) the costs required to achieve Final Completion plus (x) the Retainage Amounts to be paid to Persons who have supplied labor or materials in connection with such line item, plus (y) the amount required to pay fees and interest at the maximum rate of interest set forth in the Loan Documents (after giving effect to the Rate Protection Agreement) through the date which is six months after the Conversion Date plus (z) the Required Minimum Contingency.

      "Required Lenders" means, at any time,

            (a) Non-Defaulting Lenders holding at least 66 2/3% of the sum of the aggregate outstanding principal amount of the Loans then held by such Lenders plus the participation interests of such Lenders in the Letter of Credit Outstandings, or

            (b) if no Loans or Letter of Credit are then outstanding, Lenders having at least 66 2/3% of the Commitments;

provided, however, that (x) amendments affecting only one class of Lenders (with a class for each of the Term A Lenders, the Term B Lenders and the Term C Lenders) will require the approval of the Non-Defaulting Lenders holding 66 2/3% or more of the principal amount of the Loans, Letters of Credit or, if applicable, Commitments for such class and (y) the consent of all of the Non-Defaulting Lenders in the same class and of all Non-Defaulting Lenders in all classes shall be required with respect to the matters set forth in Section
10.1 of the Credit Agreement.

      "Required Minimum Contingency" means (w) during the first month after the Effective Date, no less than $24,000,000, (x) during the second month after the Effective Date, no less than

$23,000,000, (y) during the third month after the Effective Date, no less than $22,000,000 and (z) thereafter the product of (1) $25,000,000 reduced by (2) the $25,000,000 multiplied by the percentage completed in respect of such Line Item Category on the date that the Advance is made.

      "Required Scope Change Approval" means, relative to each proposed Scope Change, the consent of the Administrative Agent.

      "Restricted Payment" is defined in clause (b) of Section 7.2.6 of the Credit Agreement.

      "Retainage Amount" means, at any given time, amounts which have accrued and are owing under the terms of the Design/Build Contract, a Contract or a Subcontract, as the case may be, for work or services already provided but which at such time (and in accordance with the terms of the Design/Build Contract, the Contract or Subcontract, as the case may be) are being withheld from payment to the Design/Builder, a Contractor or a Subcontractor, as the case may be, until certain subsequent events (e.g., completion benchmarks) have been achieved under the Design/Build Contract or relevant Contract or Subcontract.

      "Reviewing Accountant" means Arthur Andersen LLP or any nationally recognized firm of independent public accountants subsequently selected by the Borrower with the consent of the Administrative Agent from time to time (which shall not be unreasonably withheld or delayed), as auditors of the Borrower.

      "S&P" means Standard & Poor's Ratings Group, Inc., a New York corporation, or any successor thereto.

      "Salle Privee Agreement" means, on any date, the Salle Privee Agreement, as originally in effect on the Effective Date, between the Borrower, LCNI and London Clubs and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Scheduled Amortization" is defined in clause (b) of Section 3.1.1 of the Credit Agreement.

      "Scope Change" means any change in the "Services" or "Work".

      "Scotiabank" is defined in the preamble of the Credit Agreement.

      "Scotiabank Fee Letter" means the confidential letter agreement, dated December 4, 1997, among the Borrower, the Sponsors and Scotiabank.

      "SEC" means the Securities and Exchange Commission.

      "Secured Party" means the Lenders, the Issuer, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof reasonably acceptable to the Administrative Agent and, in each case, each of their respective successors, transferees and assigns.

      "Security Agreement" means, on any date, the Security Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to
Section 5.1.5 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit F to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Services" is defined in Section 1.7 of the Design/Build Contract.

      "Servicing and Collateral Account Agreement" means, on any date, the Servicing and Collateral Account Agreement, as originally in effect on the Closing Date, among the Disbursement Agent, the Borrower and the Servicing Agent and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Shoulder Space" means the property and space described in Exhibit N-6 to the Credit Agreement.

      "Site" is defined in the fourth recital of the Credit Agreement and is more fully described in Exhibit N-1 to the Credit Agreement.

      "Site Easement" means any easement appurtenant, easement in gross, license agreement and other right running for the benefit of the Borrower, the Main Project, the Mall Project and the owner of the Mall Project, the Music Project and the owner of the Music Project, the Energy Project and the lessee of the Energy Project or appurtenant to the Site, including those certain easements and licenses described in the Title Policy.

      "Site Work Agreement" means, on any date, the Site Work Development and Construction Agreement, as originally in effect on the Effective Date, among the Borrower, AHL and Aladdin Bazaar and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms of the Credit Agreement.

      "Solvency Certificate" means a solvency certificate to be executed and delivered by the chief financial or accounting Authorized Representative of the Borrower substantially in the form of Exhibit P to the Credit Agreement.

      "Solvent" means, relative to any Person and its Subsidiaries on a particular date, that on such date (w) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (x) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (y) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature and (z) such Person and its Subsidiaries on a consolidated basis are not engaged in a business or transaction, and such Person and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital.

      "Sommer Enterprises" means Sommer Enterprises, LLC, a Nevada limited-liability company.

      "Sommer Enterprises Pledge Agreement" means, on any date, the Pledge Agreement executed and delivered by an Authorized Representative of Sommer Enterprises pursuant to clause (c) of Section 5.1.3 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit E-7 to the Credit Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Specified Equipment" means the portion of the new FF&E together with all improvements and/or additions thereto covered by an FF&E Lease and financed by a portion of the FF&E Financing.

      "Sponsor" means AHL or London Clubs.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Maturity Date" means

            (a) with respect to all Term A Loans, the date which is the seventh anniversary of the Closing Date;

            (b) with respect to all Term B Loans, the date which is 8.5 years after the Closing Date; and

            (c) with respect to all Term C Loans, the tenth anniversary of the Closing Date.

      "Subcontract" means a contract between the Design/Builder and a Subcontractor which has been entered into in accordance with the Design/Build Contract.

      "Subcontractor" is defined in the Design/Build Contract.

      "Subsidiary" means, relative to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such Person (irrespective of whether at the time Capital Stock (or other ownership interest) of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Except as otherwise indicated herein, references to Subsidiaries refer to Subsidiaries of the Borrower.

      "Substantial Completion" means that (x) the conditions set forth in the definition of "Completion" have occurred, (y) "Substantial Completion" (as such is defined in Section 31.8 of the General Conditions annexed to the Design/Build Contract as Attachment D) has occurred and (z) a Main Project Certificate of Occupancy has been issued and is outstanding for the Hotel/Casino.

      "Survey" means, collectively, the surveys required by Section 3.1.24 of the Disbursement Agreement.

      "Syndication Agent" is defined in the preamble of the Credit Agreement.

      "Tax" means any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including interest, penalties and additions in connection therewith.

      "Tax Amount" means, relative to any period, without duplication, the increase in the cumulative United States federal, state and local income tax liability of the holders of Equity Interests in the Borrower (or if the holder is a pass-though entity for United States income tax purposes, the direct or indirect holders of its equity interests subject to United States, state and local income tax) in respect of such interests for such period, plus any additional amounts payable to such holders for taxes arising from ownership of such Equity Interests.

      "Tenant Improvement" means (x) the portion of the construction to be performed by or on behalf of the Borrower in the interior of the Main Project pursuant to a lease to adapt the same for the initial use and occupancy by the tenant under such lease or (y) if a tenant under a Lease undertakes to complete the work to the portion of the Main Project covered by such Lease, any allowances or payments advanced to such Person by the Borrower.

      "Term A Lender" means any Lender which has made a Term A Loan Commitment or holds a Term A Loan.

      "Term A Loan" is defined in Section 2.1.1 of the Credit Agreement.

      "Term A Loan Commitment" means the aggregate principal amount of Term A Loans which the Term A Lenders are obligated to make pursuant to Section 2.1.1 of the Credit Agreement. The Term A Loan Commitment shall not exceed $136,000,000.

      "Term A Loan Commitment Amount" means, on any date, relative to any Term A Lender, the portion of the Term A Loan Commitment of such Term A Lender reduced by the principal amount of any Term A Loans made by such Term A Lender as of such date. The portion of the Term A Loan Commitment of each Term A Lender is set forth below such Term A Lender's signature to the Credit Agreement or in a Lender Assignment Agreement.

      "Term A Loan Commitment Fee" is defined in Section 3.3.1 of the Credit Agreement.

      "Term A Loan Commitment Termination Date" means the earlier of

            (a) the Term B and Term C Loan Commitment Termination Date (if the Term B Loans and Term C Loans have not been made on or prior to such date);

            (b) the Conversion Date; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term A Loan Commitments shall terminate automatically and without any further action.

      "Term A Note" means, on any date, a promissory note of the Borrower payable to any Term A Lender, in the form of Exhibit A-1 to the Credit Agreement (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term A Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

      "Term B and Term C Loan Commitment Fee" is defined in Section 3.3.1 of the Credit Agreement.

      "Term B and Term C Loan Commitment Termination Date" means the earlier of

            (a) February 27, 1998; and

            (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term B Loan Commitments and the Term C Loan Commitments shall terminate automatically and without any further action.

      "Term B Lender" means any Lender which has made a Term B Loan Commitment or holds a Term B Loan.

      "Term B Loan" is defined in clause (a) of Section 2.1.3 of the Credit Agreement.

      "Term B Loan Commitment" means the aggregate principal amount of Term B Loans which the Term B Lenders are obligated to make pursuant to clause (b) of
Section 2.1.3 of the Credit Agreement. The Term B Loan Commitment shall not exceed $114,000,000.

      "Term B Loan Commitment Amount" means, on any date, relative to any Term B Lender, the portion of the Term B Loan Commitment of such Term B Lender reduced by the principal amount of any Term B Loans made by such Term B Lender as of such date. The portion of the Term B Loan Commitment of each Term B Lender is set forth below such Term B Lender's signature to the Credit Agreement or in a Lender Assignment Agreement.

      "Term B Note" means, on any date, a promissory note of the Borrower payable to any Term B Lender, in the form of Exhibit A-2 to the Credit Agreement (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term B Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

      "Term C Lender" means any Lender which has made a Term C Loan Commitment or holds a Term C Loan.

      "Term C Loan" is defined in clause (b) of Section 2.1.3 of the Credit Agreement.

      "Term C Loan Commitment" means the aggregate principal amount of Term C Loans which the Term C Lenders are obligated to make pursuant to clause (c) of
Section 2.1.3 of the Credit Agreement. The Term C Loan Commitment shall not exceed $160,000,000.

      "Term C Loan Commitment Amount" means, on any date, relative to any Term C Lender, the portion of the Term C Loan Commitment of such Term C Lender reduced by the principal amount of any Term C Loans made by such Term C Lender as of such date. The portion of the Term C Loan Commitment of each Term C Lender is set forth below such Term C Lender's signature to the Credit Agreement or in a Lender Assignment Agreement.

      "Term C Note" means, on any date, a promissory note of the Borrower payable to any Term C Lender, in the form of Exhibit A-3 to the Credit Agreement (as such promissory note may thereafter from time to time be amended, supplemented, amended and restated, endorsed or otherwise modified), evidencing the aggregate Indebtedness of the Borrower to such Term C Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution or replacement therefor or renewal thereof.

      "Theater" is defined in clause (d) of the fourth recital of the Credit Agreement.

      "Theater Lease" means, on any date, the Lease, to be entered into between the Borrower and Aladdin Music covering the Theater Space as the same may be amended, supplemented, amended and restated, replaced or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

      "Theater Renovation Completion" means that each of the following has occurred:

            (a) the renovation of the Theater has been completed substantially in accordance with the Credit Agreement, the Plans and Specifications, the provisions of the Reciprocal Easement Agreement applicable to the Theater and all of the other Operative Documents to the extent that the development, renovation, use or operation of the Theater are affected thereby, except for the Main Project Punchlist Items applicable to the Theater and in substantial compliance with all Legal Requirements pertaining to the renovation of the Theater so as to allow the Theater to be utilized for its intended purpose;

            (b) reasonable and safe means of access and facilities necessary for the use and occupancy of the Theater have been installed and are operational including corridors, elevators, stairways, heating, ventilation, air conditioning, sanitary, water and electrical facilities and all security systems and life safety systems required by the Plans and Specifications, the Reciprocal Easement Agreement, the other Operative Documents and all Legal Requirements; and

             (c) there are no outstanding claims or Liens by any Contractor or Subcontractor or any other Person against any portion of the Hotel/Casino Component except for Permitted Liens and Permitted Encumbrances.

      "Theater Space" means the property and the space described in Exhibit N-7 to the Credit Agreement.

      "Title Insurer" means, collectively, Stewart Title Guaranty Company and Lawyers Title Insurance Corporation.

      "Title Policy" means each lenders A.L.T.A. policy of title insurance issued by the Title Insurer as of the Effective Date, as provided in Section
3.1.25 of the Disbursement Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

      "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the Borrower of the type described in clauses (a), (b) and (c) of such definition and (without duplication) any Contingent Liability in respect of any of the foregoing of any other Person.

      "Total Debt to EBITDA Ratio" means, as of the close of any Fiscal Quarter, commencing with the close of the Fiscal Quarter in which the Conversion Date occurs, the ratio of

            (a) Total Debt outstanding on the last day of such Fiscal Quarter to

            (b) EBITDA computed for the period consisting of such Fiscal Quarter (or such shorter portion of any Fiscal Quarter after the occurrence therein of the Conversion Date) and each of the three immediately preceding Fiscal Quarters (or such lesser number of Fiscal Quarters to have closed since the Conversion Date) and determined for any period ending on or prior to the first anniversary of the Conversion Date, consistently with the proviso to the definition of the term "EBITDA".

      "Trade Detail Report" means a Trade Detail Report in the form of Exhibit DD to the Credit Agreement.

      "Trademark Security Agreement" means, on any date, the Trademark Security Agreement executed and delivered by an Authorized Representative of the Borrower pursuant to Section 5.1.6 of the Credit Agreement, as originally in effect on the Closing Date, in substantially the form of Exhibit B to the Security Agreement and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified.

      "Transaction" means the transactions contemplated by the Discount Note Indenture and the Operative Documents.

      "Trust" means the Trust under Article Sixth u/w/o Sigmund Sommer.

      "Trust Estate" is defined in the Deed of Trust.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document with respect to the term used.

      "Unallocated Contingency Balance" means (w) during the first month after the Effective Date, the greater of (1) $24,000,000 or (2) the Unallocated Contingency Calculation, (x) during the second month after the Effective Date, the greater of $23,000,000 or (2) the Unallocated


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Contingency Calculation, (y) during the third month after the Effective Date, the greater of $22,000,000 or (2) the Unallocated Contingency Calculation, and
(z) thereafter, from time to time, the Unallocated Contingency Calculation.

      "Unallocated Contingency Calculation" means an amount equal to (x) $25,000,000 minus (y) the product of (1) $25,000,000 multiplied by (2) the percentage of construction completed on the date that the Advance is to be made, as determined by the Construction Consultant.

      "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

      "Unsuitable Lender" is defined in clause (c) of Section 4.11 of the Credit Agreement.

      "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

      "Warrant" means the warrants issued by Enterprises on February 18, 1998 which, if exercised, will in the aggregate for all such warrants entitle the holders thereof to acquire an aggregate of not more than 2,215,000 shares of the Capital Stock of Enterprises representing an indirect interest in not more than 10% of the Holdings Common Membership Interests, plus, warrants for up to 1,107,500 shares of the Capital Stock of Enterprises which may be issued in connection with the Mall Project credit enhancement on terms substantially the same as the Warrants issued by Enterprises on February 18, 1998.

      "Weighted Average Life to Maturity" means, relative to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained as the quotient of (x) the sum of the product of (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, multiplied by (2) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment divided by (y) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness.

      "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

      "wholly-owned" means, with respect to any direct or indirect Subsidiary, any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

      "Work" is defined in Section 1.7 of the Design/Build Contract.


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